Exhibit 99.2

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors

Bryn Mawr Bank Corporation:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Bryn Mawr Bank Corporation and subsidiaries (the Company) as of December 31, 2020 and 2019, the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Change in Accounting Principle

As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for recognition and measurement of credit losses as of January 1, 2020 due to the adoption of ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments”.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of a critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

1

Allowance for credit losses on loans collectively evaluated

As discussed in Note 2 to the consolidated financial statements, the Company adopted ASU No. 2016-13 (Topic 326) “Measurement of Credit Losses on Financial Instruments” as of January 1, 2020. The total allowance for credit losses as of January 1, 2020 was $26.9 million, which included the allowance for loans collectively evaluated for commercial real estate (nonowner-occupied and owner-occupied), home equity lines of credit, residential mortgage (first lien and junior lien), construction and consumer loans (the January 1, 2020 collective ACL). As discussed in Notes 1 and 5 to the consolidated financial statements, the Company’s allowance for credit losses on loans as of December 31, 2020 was $53.7 million, of which $52.5 million related to the allowance for credit losses on loans collectively evaluated for commercial real estate (nonowner-occupied and owner-occupied), home equity lines of credit, residential mortgage (first lien and junior lien), construction and consumer loans (the December 31, 2020 collective ACL). The Company estimates the collective ACL utilizing a discounted cash flow (DCF) methodology applied to portfolio segments and their loan pools segregated by similar risk characteristics. The Company’s DCF methodology adjusts loan level contractual cash flows for probability of default and loss given default (collectively, loss expectations) and prepayment and curtailment rate assumptions to calculate expected future cash flows. A correlation between the selected macroeconomic indicator and historic loss levels, adjusted to include representative peer group loss experience, was developed to predict loss expectations based on current economic conditions and a reasonable and supportable forecast period. At the end of the reasonable and supportable forecast period, the Company reverts to the long-term mean of the macroeconomic indicator immediately. The collective ACL also includes qualitative adjustments for factors that are not captured in the loss expectations output.

We identified the assessment of the January 1, 2020 collective ACL and the December 31, 2020 collective ACL as a critical audit matter. A high degree of audit effort, including specialized skills and knowledge, and subjective and complex auditor judgment was involved in the assessment due to measurement uncertainty. Specifically, the assessment encompassed the evaluation of the collective ACL methodology and its significant assumptions including (1) the loss expectations, (2) the selection of the macroeconomic indicator, (3) the reasonable and supportable forecast period, and (4) prepayment and curtailment rates. The assessment also included an assessment of the development of the qualitative adjustments as well as an evaluation of the conceptual soundness of the development of the loss expectations. In addition, auditor judgment was required to evaluate the sufficiency of audit evidence obtained.

The following are the primary procedures we performed to address this critical audit matter. We evaluated the design and tested the operating effectiveness of certain internal controls related to the Company’s measurement of the collective ACL estimates, including controls over the:

■	development of the ACL methodology
■	development of the loss expectations
■	identification and determination of significant assumptions used in the collective ACL methodology
■	the development of the qualitative adjustments
■	analysis of the collective ACL results and trends.

2

We evaluated the Company’s process to develop the collective ACL estimates by testing certain sources of data, factors, and assumptions that the Company used and considered the relevance and reliability of such data, factors and assumptions. We involved credit risk professionals with specialized skills and knowledge, who assisted in:

■	evaluating the Company’s collective ACL methodology for compliance with U.S. generally accepted accounting principles
■	evaluating judgments made by the Company relative to the development of the loss expectations by comparing the loss expectations to relevant Company-specific metrics and trends and the applicable industry and regulatory practices
■	assessing the conceptual soundness of the loss expectations by inspecting the Company’s documentation to determine whether the loss expectations are suitable for the intended use
■	assessing the selection of the macroeconomic indicator by comparing the macroeconomic indicator to the Company’s business environment and relevant industry practices
■	evaluating the length of the reasonable and supportable economic forecast period by comparing the period to specific portfolio risk characteristics and trends
■	evaluating the prepayment and curtailment rates by comparing them to relevant Company-specific metrics and trends
■	evaluating the methodology used to develop the qualitative adjustments and the effect of those adjustments on the collective ACL compared with relevant credit risk factors and consistency with credit trends and identified limitations of the loss expectations.

We also assessed the sufficiency of the audit evidence obtained related to the January 1, 2020 collective ACL and the December 31, 2020 collective ACL by evaluating the:

■	cumulative results of the audit procedures
■	qualitative aspects of the Company’s accounting practices
■	potential bias in the accounting estimates.

/s/ KPMG LLP

We have served as the Company’s auditor since 2004.

Philadelphia, Pennsylvania
March 1, 2021

3

Consolidated Balance Sheets

(dollars in thousands)	December 31, 2020	December 31, 2019
Assets
Cash and due from banks	$11,287	$11,603
Interest bearing deposits with banks	85,026	42,328
Cash and cash equivalents	96,313	53,931
Investment securities available for sale, at fair value (amortized cost of $1,161,098 and $1,001,034 as of December 31, 2020 and December 31, 2019, respectively)	1,174,964	1,005,984
Investment securities held to maturity, at amortized cost (fair value of $15,186 and $12,661 as of December 31, 2020 and December 31, 2019, respectively)	14,759	12,577
Investment securities, trading	8,623	8,621
Loans held for sale	6,000	4,249
Portfolio loans and leases, originated	3,380,727	3,320,816
Portfolio loans and leases, acquired	247,684	368,497
Total portfolio loans and leases	3,628,411	3,689,313
Less: Allowance for credit losses on originated loans and leases	(50,783)	(22,526)
Less: Allowance for credit losses on acquired loans and leases	(2,926)	(76)
Total allowance for credit losses on loans and leases	(53,709)	(22,602)
Net portfolio loans and leases	3,574,702	3,666,711
Premises and equipment, net	56,662	64,965
Operating lease right-of-use assets	34,601	40,961
Accrued interest receivable	15,440	12,482
Mortgage servicing rights	2,626	4,450
Bank owned life insurance	60,393	59,079
Federal Home Loan Bank stock	12,666	23,744
Goodwill	184,012	184,012
Intangible assets	15,564	19,131
Other investments	17,742	16,683
Other assets	156,955	85,679
Total assets	$5,432,022	$5,263,259
Liabilities
Deposits:
Noninterest-bearing	$1,401,843	$898,173
Interest-bearing	2,974,411	2,944,072
Total deposits	4,376,254	3,842,245
Short-term borrowings	72,161	493,219
Long-term FHLB advances	39,906	52,269
Subordinated notes	98,883	98,705
Junior subordinated debentures	21,935	21,753
Operating lease liabilities	40,284	45,258
Accrued interest payable	6,277	6,248
Other liabilities	154,000	91,335
Total liabilities	4,809,700	4,651,032
Shareholders’ equity
Common stock, par value $1; authorized 100,000,000 shares; issued 24,713,968 and 24,650,051 shares as of December 31, 2020 and December 31, 2019, respectively, and outstanding of 19,960,294 and 20,126,296 as of December 31, 2020 and December 31, 2019, respectively	24,714	24,650
Paid-in capital in excess of par value	381,653	378,606
Less: Common stock in treasury at cost - 4,753,674 and 4,523,755 shares as of December 31, 2020 and December 31, 2019, respectively	(89,164)	(81,174)
Accumulated other comprehensive income, net of tax	8,948	2,187
Retained earnings	296,941	288,653
Total Bryn Mawr Bank Corporation shareholders’ equity	623,092	612,922
Noncontrolling interest	(770)	(695)
Total shareholders’ equity	622,322	612,227
Total liabilities and shareholders’ equity	$5,432,022	$5,263,259

The accompanying notes are an integral part of the Consolidated Financial Statements.

4

Consolidated Statements of Income

	Year Ended December 31,
(dollars in thousands, except share and per share data)	2020	2019	2018
Interest income:
Interest and fees on loans and leases	$155,916	$178,367	$168,638
Interest on cash and cash equivalents	295	543	264
Interest on investment securities:
Taxable	11,388	14,330	11,854
Non-taxable	77	143	293
Dividends	5	6	6
Total interest income	167,681	193,389	181,055
Interest expense:
Interest on deposits	16,971	35,936	20,552
Interest on short-term borrowings	702	2,792	3,392
Interest on FHLB advances and other borrowings	859	1,069	1,777
Interest on subordinated notes	4,426	4,578	4,575
Interest on junior subordinated debentures	936	1,373	1,288
Total interest expense	23,894	45,748	31,584
Net interest income	143,787	147,641	149,471
Provision for credit losses	41,677	8,595	7,089
Net interest income after provision for credit losses	102,110	139,046	142,382
Noninterest income:
Fees for wealth management services	44,532	44,400	42,326
Insurance commissions	5,911	6,877	6,808
Capital markets revenue	9,491	11,276	4,848
Service charges on deposits	2,868	3,374	2,989
Loan servicing and other fees	1,646	2,206	2,259
Net gain on sale of loans	5,779	2,342	3,283
Net gain on sale of investment securities available for sale	-	-	7
Net gain on sale of long-lived assets	2,297	-	-
Net gain (loss) on sale of other real estate owned (“OREO”)	148	(84)	295
Dividends on FHLB and FRB stock	1,151	1,505	1,621
Other operating income	8,148	10,288	11,546
Total noninterest income	81,971	82,184	75,982
Noninterest expenses:
Salaries and wages	68,846	74,371	66,671
Employee benefits	12,605	13,456	12,918
Occupancy and bank premises	12,727	12,591	11,599
Furniture, fixtures, and equipment	9,432	9,693	8,407
Impairment of long-lived assets	1,605	-	-
Advertising	1,609	2,105	1,719
Amortization of intangible assets	3,567	3,801	3,656
Due diligence, merger-related and merger integration expenses	-	-	7,761
Professional fees	6,428	5,434	4,203
Pennsylvania bank shares tax	8	1,478	1,792
Data processing	5,777	5,517	4,942
Other operating expenses	20,123	17,981	16,739
Total noninterest expenses	142,727	146,427	140,407
Income before income taxes	41,354	74,803	77,957
Income tax expense	8,856	15,607	14,165
Net income	$32,498	$59,196	$63,792
Net loss attributable to noncontrolling interest	(75)	(10)	-
Net income attributable to Bryn Mawr Bank Corporation	$32,573	$59,206	$63,792
Basic earnings per common share	$1.63	$2.94	$3.15
Diluted earnings per common share	$1.63	$2.93	$3.13
Dividends declared per share	$1.06	$1.02	$0.94
Weighted-average basic shares outstanding	19,970,921	20,142,306	20,234,792
Dilutive shares	71,424	91,065	155,375
Adjusted weighted-average diluted shares	20,042,345	20,233,371	20,390,167

The accompanying notes are an integral part of the Consolidated Financial Statements.

5

Consolidated Statements of Comprehensive Income

	Year Ended December 31,
(dollars in thousands)	2020	2019	2018
Net income attributable to Bryn Mawr Bank Corporation	$32,573	$59,206	$63,792

Other comprehensive income (loss):
Net change in unrealized gains (losses) on investment securities available for sale:
Net unrealized gains (losses) arising during the period, net of tax expense (benefit) of $1,872, $2,696 and $(806), respectively	7,044	10,139	(3,033)
Reclassification adjustment for net gain on sale realized in net income, net of tax expense of $0, $0 and $(1), respectively	-	-	(6)
Reclassification adjustment for net gain realized on transfer of investment securities available for sale to trading, net of tax expense of $0, $0 and $(88), respectively	-	-	(329)
Unrealized investment losses, net of tax expense (benefit) of $1,872, $2,696 and $(895), respectively	7,044	10,139	(3,368)
Net change in unfunded pension liability:
Change in unfunded pension liability related to unrealized loss, prior service cost and transition obligation, net of tax (benefit) expense of $(75), $(118) and $72, respectively	(283)	(439)	269
Total other comprehensive income (loss)	6,761	9,700	(3,099)
Total comprehensive income	$39,334	$68,906	$60,693

The accompanying notes are an integral part of the Consolidated Financial Statements.

6

Consolidated Statements of Cash Flows

	Year Ended December 31,
(dollars in thousands)	2020	2019	2018
Operating activities:
Net income attributable to Bryn Mawr Bank Corporation	$32,573	$59,206	$63,792
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses	41,677	8,595	7,089
Depreciation of premises and equipment	7,805	7,801	6,610
Net gain on sale of long-lived assets	(2,297)	-	-
Non-cash operating lease expense	3,224	3,647	-
Loss on disposal of premises and equipment	825	69	1,627
Impairment of long-lived assets	1,605	-	-
Net amortization of investment premiums and discounts	5,128	2,800	3,044
Net gain on sale of investment securities available for sale	-	-	(7)
Net gain on sale of loans	(5,779)	(2,342)	(3,283)
Stock-based compensation	3,044	3,725	2,750
Amortization and net impairment of mortgage servicing rights	1,824	597	830
Net accretion of fair value adjustments	(3,707)	(6,088)	(9,883)
Amortization of intangible assets	3,567	3,801	3,656
Impairment of other real estate owned (“OREO”) and other repossessed assets	-	-	89
Net (gain) loss on sale of OREO	(148)	84	(295)
Net increase in cash surrender value of bank owned life insurance (“BOLI”)	(1,314)	(1,235)	(1,177)
Other, net	786	(475)	532
Loans originated for resale	(106,252)	(90,865)	(86,323)
Proceeds from loans sold	107,568	93,459	91,353
Provision for deferred income taxes	(3,678)	1,539	9,839
Change in income taxes payable/receivable	340	5,897	415
Change in accrued interest receivable	(3,022)	103	1,661
Change in accrued interest payable	29	(404)	3,125
Change in operating lease liabilities	(3,156)	(3,525)	-
Change in other assets	(71,910)	(33,018)	(19,222)
Change in other liabilities	62,544	40,010	3,013
Net cash provided by operating activities	71,276	93,381	79,235
Investing activities:
Purchases of investment securities available for sale	(894,815)	(719,700)	(338,421)
Purchases of investment securities held to maturity	(5,372)	(4,868)	(1,328)
Proceeds from maturity and paydowns of investment securities available for sale	632,015	293,987	278,895
Proceeds from maturity and paydowns of investment securities held to maturity	3,023	891	532
Proceeds from sale of investment securities available for sale	-	-	7
Net change in FHLB stock	11,078	(9,214)	5,553
Proceeds from calls of investment securities	97,775	167,290	810
Net change in other investments	(1,059)	(157)	(4,056)
Purchase of customer relationships	-	(18)	(366)
Purchase of portfolio loans and leases	-	-	(14,974)
Net portfolio loan and lease originations	(250,163)	(264,822)	(127,589)
Proceeds from portfolio loans sold	305,313	-	-
Purchases of premises and equipment	(1,348)	(7,187)	(19,426)
Proceeds from the sale of long-lived assets	3,166	-	-
Acquisitions, net of cash acquired	-	-	(380)
Proceeds from sale of OREO	534	418	525
Net cash used in investing activities	(99,853)	(543,380)	(220,218)
Financing activities:
Change in deposits	534,404	243,836	226,598
Change in short-term borrowings	(421,058)	240,852	14,502
Dividends paid	(21,356)	(20,685)	(19,289)
Change in long-term FHLB advances and other borrowings	(12,501)	(3,240)	(83,872)
Payment of contingent consideration for business combinations	(507)	(875)	(660)
Cash payments to taxing authorities on employees’ behalf from shares withheld from stock-based compensation	(633)	(625)	(1,639)
Net proceeds from sale of (purchase of) treasury stock for deferred compensation plans	(153)	(172)	2
Repurchase of warrants from U.S. Treasury	-	-	(1,755)
Net purchase of treasury stock through publicly announced plans	(7,249)	(4,524)	(5,936)
Proceeds from exercise of stock options	12	907	1,464
Net cash provided by financing activities	70,959	455,474	129,415
7

	Year Ended December 31,
(dollars in thousands)	2020	2019	2018
Change in cash and cash equivalents	42,382	5,475	(11,568)
Cash and cash equivalents at beginning of period	53,931	48,456	60,024
Cash and cash equivalents at end of period	$96,313	$53,931	$48,456
Supplemental cash flow information:
Cash paid during the year for:
Income taxes	$12,203	$12,716	$3,449
Interest	$23,865	$46,152	$28,453
Non-cash information:
Change in other comprehensive income (loss)	$6,761	$9,700	$(3,099)
Change in deferred tax due to change in comprehensive income	$1,797	$2,578	$(823)
Transfer of loans to other real estate owned and repossessed assets	$386	$72	$372
Acquisition of noncash assets and liabilities:
Assets acquired	$-	$-	$1,096
Liabilities assumed	$-	$-	$687
8

Consolidated Statements of Changes In Shareholders’ Equity

(dollars in thousands, except share and per share data)

	For the Years Ended December 31, 2018, 2019, and 2020
	Shares of Common Stock Issued	Common Stock	Paid-in Capital	Treasury Stock	Accumulated Other Comprehensive (Loss) Income	Retained Earnings	Noncontrolling Interest	Total Shareholders’ Equity
Balance December 31, 2017	24,360,049	$24,360	$371,486	$(68,179)	$(4,414)	$205,549	$(683)	$528,119
Net income attributable to Bryn Mawr Bank Corporation	-	-	-	-	-	63,792	-	63,792
Net income attributable to noncontrolling interest	-	-	-	-	-	-	-	-
Goodwill measurement period adjustment effect on noncontrolling interest	-	-	2	-	-	-	(2)	-
Dividends paid or accrued, $0.94 per share	-	-	-	-	-	(19,209)	-	(19,209)
Other comprehensive loss, net of tax benefit of $823	-	-	-	-	(3,099)	-	-	(3,099)
Stock-based compensation	-	-	2,750	-	-	-	-	2,750
Retirement of treasury stock	(2,253)	(2)	(20)	22	-	-	-	-
Net purchase of treasury stock from stock awards for statutory tax withholdings	-	-	-	(1,639)	-	-	-	(1,639)
Net purchase of treasury stock for deferred compensation trusts	-	-	153	(151)	-	-	-	2
Purchase of treasury stock through publicly announced plans	-	-	-	(5,936)	-	-	-	(5,936)
Repurchase of warrants from U.S. Treasury	-	-	(1,853)	-	-	98	-	(1,755)
Common stock issued:
Common stock issued through share-based awards and options exercises	184,990	184	1,382	-	-	-	-	1,566
Shares issued in acquisitions(1)	2,562	3	110	-	-	-	-	113
Balance December 31, 2018	24,545,348	$24,545	$374,010	$(75,883)	$(7,513)	$250,230	$(685)	$564,704

Net income attributable to Bryn Mawr Bank Corporation	-	-	-	-	-	59,206	-	59,206
Net loss attributable to noncontrolling interest	-	-	-	-	-	-	(10)	(10)
Dividends paid or accrued, $1.02 per share	-	-	-	-	-	(20,783)	-	(20,783)
Other comprehensive loss, net of tax benefit of $2,578	-	-	-	-	9,700	-	-	9,700
Stock based compensation	-	-	3,725	-	-	-	-	3,725
Retirement of treasury stock	(2,704)	(3)	(27)	30	-	-	-	-
Net purchase of treasury stock from stock awards for statutory tax withholdings	-	-	-	(625)	-	-	-	(625)
Net treasury stock activity for deferred compensation trusts	-	-	-	(172)	-	-	-	(172)
Purchase of treasury stock through publicly announced plans	-	-	-	(4,524)	-	-	-	(4,524)
Common stock issued:
Common stock issued through share-based awards and options exercises	107,407	108	898	-	-	-	-	1,006
Balance December 31, 2019	24,650,051	$24,650	$378,606	$(81,174)	$2,187	$288,653	$(695)	$612,227
9

	For the Years Ended December 31, 2018, 2019, and 2020
	Shares of Common Stock Issued	Common Stock	Paid-in Capital	Treasury Stock	Accumulated Other Comprehensive (Loss) Income	Retained Earnings	Noncontrolling Interest	Total Shareholders’ Equity
Net income attributable to Bryn Mawr Bank Corporation	-	-	-	-	-	32,573	-	32,573
Net loss attributable to noncontrolling interest	-	-	-	-	-	-	(75)	(75)
Cumulative-effect adjustment due to the adoption of ASU No. 2016-13(2)	-	-	-	-	-	(2,801)	-	(2,801)
Dividends paid or accrued, $1.06 per share	-	-	-	-	-	(21,484)	-	(21,484)
Other comprehensive income, net of tax expense of $1,797	-	-	-	-	6,761	-	-	6,761
Stock based compensation	-	-	3,044	-	-	-	-	3,044
Retirement of treasury stock	(3,816)	(4)	(41)	45	-	-	-	-
Net purchase of treasury stock from stock awards for statutory tax withholdings	-	-	-	(633)	-	-	-	(633)
Net treasury stock activity for deferred compensation trusts	-	-	-	(153)	-	-	-	(153)
Purchase of treasury stock through publicly announced plans	-	-	-	(7,249)	-	-	-	(7,249)
Common stock issued:
Common stock issued through share-based awards and options exercises	67,733	68	44	-	-	-	-	112
Balance December 31, 2020	24,713,968	$24,714	$381,653	$(89,164)	$8,948	$296,941	$(770)	$622,322

(1) Shares relating to the RBPI Merger (defined in Note 3, “Business Combinations,” below) recorded in April 2018.

(2) The Corporation adopted ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” on January 1, 2020. See Note 2, “Recent Accounting Pronouncements” in the accompanying Notes to the Consolidated Financial Statements in this Annual Report on Form 10-K.

The accompanying notes are an integral part of the Consolidated Financial Statements.

10

Notes to Consolidated Financial Statements

Note 1 - Summary of Significant Accounting Policies

A. Nature of Business

The Bryn Mawr Trust Company (the “Bank”) received its Pennsylvania banking charter in 1889 and is a member of the Federal Reserve System. In 1986, Bryn Mawr Bank Corporation (“BMBC”) was formed and on January 2, 1987, the Bank became a wholly-owned subsidiary of BMBC. The Bank and BMBC are headquartered in Bryn Mawr, Pennsylvania, located in the western suburbs of Philadelphia. BMBC and its direct and indirect subsidiaries (collectively, the “Corporation”) offer a full range of personal and business banking services, consumer and commercial loans, equipment leasing, mortgages, insurance and wealth management services, including investment management, trust and estate administration, retirement planning, custody services, and tax planning and preparation from 41 banking locations, seven wealth management offices and two insurance and risk management locations in the following counties: Montgomery, Chester, Delaware, Philadelphia, and Dauphin Counties in Pennsylvania; New Castle County in Delaware; and Mercer and Camden Counties in New Jersey. The common stock of BMBC trades on the NASDAQ Stock Market (“NASDAQ”) under the symbol BMTC.

The Bank’s subsidiary, BMT Insurance Advisors, Inc., completed the acquisition of Domenick, a full-service insurance agency established in 1993 and headquartered in Philadelphia, on May 1, 2018. The consideration paid was $1.5 million, of which $750 thousand was paid at closing, $225 thousand was paid during the third quarter of 2019, $175 thousand was paid during the second quarter of 2020 and one contingent cash payment, not to exceed $250 thousand, will be payable in 2021, subject to the attainment of certain targets during the year.

On December 15, 2017, the previously announced merger of Royal Bancshares of Pennsylvania, Inc. (“RBPI”) with and into BMBC (the “Effective Date”), and the merger of Royal Bank America with and into the Bank (collectively, the “RBPI Merger”), pursuant to the Agreement and Plan of Merger, by and between RBPI and BMBC, dated as of January 30, 2017 (the “Agreement”) was completed. Consideration paid totaled $138.7 million, comprised of 3,101,316 shares of BMBC’s common stock, the assumption of 140,224 warrants to purchase BMBC’s common stock valued at $1.9 million, $112 thousand for the cash-out of certain options and $7 thousand of cash in lieu of fractional shares. The RBPI Merger initially added $570.4 million of loans, $121.6 million of investments, $593.2 million of deposits, and twelve new branches. The acquisition of RBPI expands the Corporation further into Montgomery, Chester, Berks and Philadelphia Counties in Pennsylvania as well as Mercer and Camden Counties in New Jersey.

The Corporation operates in a highly competitive market area that includes local, national and regional banks as competitors along with savings banks, credit unions, insurance companies, trust companies, registered investment advisors and mutual fund families. The Corporation and its subsidiaries are regulated by many regulatory agencies including the Securities and Exchange Commission (“SEC”), Federal Deposit Insurance Corporation (“FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the Pennsylvania Department of Banking.

B. Basis of Presentation and Principles of Consolidation

The accounting policies of the Corporation conform to U.S. generally accepted accounting principles (“GAAP”).

The Consolidated Financial Statements include the accounts of BMBC and its consolidated subsidiaries. BMBC’s primary subsidiary is the Bank. The Corporation’s consolidated financial condition and results of operations consist almost entirely of the Bank’s financial condition and results of operations. In connection with the RBPI Merger, the Corporation acquired two Delaware trusts, Royal Bancshares Capital Trust I and Royal Bancshares Capital Trust II. These two entities are not consolidated per requirements under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, “Consolidation” (“ASC Topic 810”). All significant intercompany balances and transactions are eliminated in consolidation and certain reclassifications are made when necessary in order to conform the previous years’ consolidated financial statements to the current year’s presentation.

In preparing the Consolidated Financial Statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the dates of the balance sheets, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Although our current estimates contemplate current conditions and how we expect them to change in the future, it is reasonably possible that in 2021 actual conditions could be worse than anticipated in those estimates, which could materially affect our results of operations and financial condition. The Corporation has identified certain areas that require estimates and assumptions, which include the allowance for credit losses (“ACL”) on loans and leases, the ACL on Off-Balance Sheet (“OBS”) Credit Exposures, the valuation of goodwill and intangible assets, the fair value of investment securities, the fair value of derivative financial instruments, and the valuation of mortgage servicing rights, deferred tax assets and liabilities, benefit plans and stock-based compensation. In addition, certain assets are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances.

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C. Cash and Cash Equivalents

Cash and cash equivalents include cash, interest-bearing and noninterest-bearing amounts due from banks, and federal funds sold. The Bank maintains cash reserve balances as required to meet regulatory reserve requirements of the Federal Reserve Board. The Bank had no cash reserve balances at December 31, 2020 as the Federal Reserve Board reduced the requirements to zero. Cash balances required to meet regulatory reserve requirements of the Federal Reserve Board amounted to $24.6 million at December 31, 2019.

D. Investment Securities

Investment securities which are held for indefinite periods of time, which the Corporation intends to use as part of its asset/liability strategy, or which may be sold in response to changes in credit quality of the issuer, interest rates, changes in prepayment risk, increases in capital requirements, or other similar factors, are classified as available for sale and are carried at fair value. Net unrealized gains and losses for such securities, net of tax, are required to be recognized as a separate component of shareholders’ equity and excluded from determination of net income. Gains or losses on disposition are based on the net proceeds and cost of the securities sold, adjusted for the amortization of premiums and accretion of discounts, using the specific identification method.

Investments for which management has the intent and ability to hold until maturity are classified as held to maturity and are carried at their amortized cost on the balance sheet. No adjustment for market value fluctuations are recorded related to the held to maturity portfolio.

Investment securities held in trading accounts consist of deferred compensation trust accounts, which are invested in listed mutual funds whose diversification is at the discretion of the deferred compensation plan participants. Investment securities held in trading accounts are reported at fair value, with adjustments in fair value reported through income.

E. ACL on Available for Sale Securities

For available for sale debt securities in an unrealized loss position, management first assesses whether it intends to sell, or it is more likely than not it will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through income. For available for sale debt securities that do not meet the aforementioned criteria, management evaluates whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, management considers the extent to which fair value is less than amortized cost, any explicit or implicit guarantees by the U.S. government, any changes to the rating of the security by the rating agency, and adverse conditions specifically related to the security, among other factors.

If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss, limited by the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an allowance for credit loss is recognized in other comprehensive income.

Changes in the ACL on available for sale debt securities are recorded as provision for (or release of) credit loss expense. Losses are charged against the ACL on available for sale debt securities when management believes the uncollectibility of an available for sale security is confirmed or when either of the criteria regarding intent or requirement to sell is met.

Accrued interest receivable on available for sale debt securities, which is reported in Accrued interest receivable on the Consolidated Balance Sheet, totaled $2.0 million at December 31, 2020 and is excluded from the estimate of credit losses.

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F. ACL on Held to Maturity Securities

Management measures expected credit losses on held to maturity debt securities on a collective basis by major security type. The Corporation’s held to maturity debt securities consist of mortgage-backed securities issued by U.S. government entities and agencies. These securities are either explicitly or implicitly guaranteed by the U.S. government, are highly rated by major rating agencies and have a long history of no credit losses. With respect to these securities, management considers the history of credit losses, current conditions and reasonable and supportable forecasts, which may indicate that the expectation that nonpayment of the amortized cost basis is or continues to be zero, even if the U.S. government were to default. Therefore, for those securities, the Corporation does not record expected credit losses. Accrued interest receivable on held to maturity debt securities, which is reported in Accrued interest receivable on the Consolidated Balance Sheet, totaled $37 thousand as of December 31, 2020 and is excluded from the estimate of credit losses.

G. Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value in the aggregate. Net unrealized temporary losses, if any, are recognized through a valuation allowance by charges to income.

H. Portfolio Loans and Leases

The Corporation originates construction, Commercial & Industrial, commercial mortgage, residential mortgage, home equity and consumer loans to customers primarily in southeastern Pennsylvania, as well as small-ticket equipment leases to customers nationwide. Although the Corporation has a diversified loan and lease portfolio, its debtors’ ability to honor their contracts is substantially dependent upon the real estate and general economic conditions of the region.

Loans and leases that management has the intention and ability to hold for the foreseeable future, or until maturity or pay-off, generally are reported at their outstanding principal balance adjusted for charge-offs, the allowance for credit losses on loans and leases and any deferred fees or costs on originated loans and leases. Interest income is accrued on the unpaid principal balance.

Loan and lease origination fees and loan and lease origination costs are deferred and recognized as an adjustment to the related yield using the interest method.

The accrual of interest on loans and leases is generally discontinued at the time the loan is 90 days delinquent unless the credit is well secured and in the process of collection. Loans and leases are placed on nonaccrual status or charged-off at an earlier date if collection of principal or interest is considered doubtful. All interest accrued, but not collected for loans that are placed on nonaccrual status or charged-off is charged against interest income. All interest accrued, but not collected, on leases that are placed on nonaccrual status is not charged against interest income until the lease becomes 120 days delinquent, at which point it is charged off. The interest received on these nonaccrual loans and leases is applied to reduce the carrying value of loans and leases. Loans and leases are returned to accrual status when all the principal and interest amounts contractually due are brought current and remain current for at least six months, and future payments are reasonably assured. Once a loan returns to accrual status, any interest payments collected during the nonaccrual period which had been applied to the principal balance are reversed and recognized as interest income over the remaining term of the loan.

Purchased loans and leases which have experienced more than insignificant credit deterioration since origination, purchased credit deteriorated (“PCD”) loans and leases, are recorded at the amount paid. An ACL is determined using the same methodology as other portfolio loans and leases. The initial ACL determined on a collective basis is allocated to individual loans. The loan’s purchase price is grossed-up by adding the allocated ACL to arrive at its initial amortized cost basis. The difference between the initial amortized cost basis and the par value of the loan or lease is a noncredit discount or premium, which is amortized into interest income over the life of the loan or lease. Subsequent changes to the ACL associated with PCD loans or leases are recorded through provision expense.

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I. ACL on Loans and Leases

The ACL on loans and leases represents management’s estimate of all expected credit losses over the expected contractual life of our existing portfolio loans and leases. Determining the appropriateness of the ACL on loans and leases is complex and requires judgment by management about the effect of matters that are inherently uncertain. Subsequent evaluations of the then-existing loan portfolio, in light of the factors then prevailing, may result in significant changes in the ACL on loans and leases in those future periods.

The provision for credit losses recorded through earnings is the amount necessary to maintain the ACL on loans and leases at the amount of expected credit losses within the loans and leases portfolio. The amount of expense and the corresponding level of ACL on loans and leases are based on management’s evaluation of the collectability of the loan and lease portfolio based on historical loss experience, reasonable and supportable forecasts, and other significant qualitative and quantitative factors not captured in the historical loss experience. The ACL on loans and leases, as reported in our Consolidated Statements of Financial Condition, is adjusted by an expense for credit losses, which is recognized in earnings, and reduced by the charge-off of loan and lease amounts, net of recoveries. For further information on the ACL on loans and leases, see Note 5 - Loans and Leases in the accompanying Notes to Consolidated Financial Statements.

Management employs a disciplined process and methodology to establish the ACL on loans and leases that has two basic components: first, a collective (pooled) component for estimated expected credit losses for pools of loans and leases that share similar risk characteristics; and second, an asset-specific component involving individual loans and leases that do not share risk characteristics with other loans and leases and the measurement of expected credit losses for such individual loans.

Based upon this methodology, management establishes an asset-specific ACL on loans and leases that do not share risk characteristics with other loans and leases, which generally include nonaccrual loans and leases, TDRs, and PCD loans. The asset-specific ACL is based on the amount of expected credit losses calculated on those loans and leases and amounts determined to be uncollectible are charged off. Factors we consider in measuring the extent of expected credit loss include payment status, collateral value, borrower financial condition, guarantor support and the probability of collecting scheduled principal and interest payments when due.

When a loan or lease does not share risk characteristics with other loans or leases, they are individually evaluated for expected credit loss. For loans and leases that are not collateral-dependent, management measures expected credit loss as the difference between the amortized cost basis of the loan and the present value of expected future cash flows discounted at the loan’s effective interest rate. For collateral-dependent loans and leases, expected credit loss is measured as the difference between the amortized cost basis of the loan and the fair value of the underlying collateral. The fair value of the collateral is adjusted for the estimated cost to sell if repayment or satisfaction of a loan is dependent on the sale (rather than only on the operation) of the collateral. If the calculated expected credit loss is determined to be permanent, fixed or nonrecoverable, the credit loss portion of the loan will be charged off against the ACL on loans and leases. Loans and leases designated as having significantly increased credit risk are generally placed on nonaccrual and remain in that status until all principal and interest payments are current and the prospects for future payments in accordance with the loan agreement are reasonably assured, at which point the loan is returned to accrual status.

In estimating the component of the ACL on loans and leases that share common risk characteristics, loans and leases are segregated into portfolio segments based on federal call report codes which classify loans and leases based on the primary collateral supporting the loan and lease. Methods utilized by management to estimate expected credit losses include 1) a discounted cash flow (“DCF”) methodology that discounts instrument-level contractual cash flows, adjusted for prepayments and curtailments, incorporating loss expectations, and 2) a weighted average remaining maturity (“WARM”) methodology which contemplates expected losses at a pool-level, utilizing historic loss information.

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Under both methodologies, management estimates the ACL on loans and leases using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. After the end of the reasonable and supportable forecast period, the loss rates revert to the long-term mean loss rate, or in the case of an input-driven predictive method, the long-term mean of the input, using a reversion period where applicable. Historical credit loss experience, including examination of loss experience at representative peer institutions when the Corporation’s own loss history does not result in estimations that are meaningful to users of the Corporation’s Consolidated Financial Statements, provides the basis for the estimation of expected credit losses. Adjustments to historical loss information are considered for differences in current loan-specific risk characteristics such as differences in underwriting standards, portfolio mix, delinquency level, or term as well as for changes in environmental conditions, such as changes in unemployment rates, property values, or other relevant factors.

The DCF methodology uses inputs of current and forecasted macroeconomic indicators to predict future loss rates. The current macroeconomic indicator utilized by the bank is the Pennsylvania unemployment rate. In building the current expected credit loss (“CECL”) model utilized in the DCF methodology, a correlation between this indicator and historic loss levels was developed, enabling a prediction of future loss rates related to future Pennsylvania unemployment rates. The portfolio segments utilizing the DCF methodology as of December 31, 2020 included: CRE - owner-occupied and nonowner-occupied loans, home equity lines of credit, residential mortgages (first and junior liens), construction loans and consumer loans.

The WARM methodology uses combined historic loss rates for the Bank and peer institutions, if necessary, gathered from Call Report filings. The selected period for which historic loss rates are used is dependent on management’s evaluation of current conditions and expectations of future loss conditions. The portfolio segments utilizing the WARM methodology as of December 31, 2020 included Commercial & Industrial loans and leases.

For those loans and leases where the ACL is measured on a collective (pool) basis, management has identified the following portfolio segments based on federal call report codes which classify loans and leases based on the primary collateral supporting the loan or lease:

Commercial real estate (“CRE”) loans (owner-occupied and non-owner occupied): The Bank originates mortgage loans for multifamily properties (i.e. buildings which have five or more residential units) and other commercial real estate that is either owner-occupied or managed as an investment property (non-owner occupied) primarily within Pennsylvania, Delaware and Southern and Central New Jersey. Commercial real estate properties primarily include retail buildings/shopping centers, hotels, office/medical buildings and industrial/warehouse space. Multifamily loans are expected to be repaid from the cash flows of the underlying property so the collective amount of rents must be sufficient to cover all operating expenses, property management and maintenance, taxes and debt service. Increases in vacancy rates, interest rates or other changes in general economic conditions can have an impact on the borrower and its ability to repay the loan. Commercial real estate loans are generally considered to have a higher degree of credit risk than multifamily loans as they may be dependent on the ongoing success and operating viability of a fewer number of tenants who are occupying the property and who may have a greater degree of exposure to economic conditions.

Home equity lines of credit: The Bank originates the majority of its home equity lines of credit through its retail channel. The primary risk characteristics associated with home equity lines of credit typically involve major living or lifestyle changes to the borrower, including unemployment or other loss of income; unexpected significant expenses, such as major medical expenses, catastrophic events, divorce and death. Home equity lines of credit are typically originated with variable or floating interest rates, which could expose the borrower to higher payments in a rising interest rate environment. Real estate values could decrease and cause the value of the underlying property to fall below the loan amount, creating additional potential loss exposure for the Bank.

Residential mortgages secured by first liens: The Bank originates one-to-four family residential mortgage loans primarily within Pennsylvania, Delaware and Southern and Central New Jersey. These loans are secured by first liens on a primary residence or investment property. The risks associated with residential mortgage loans typically involve major living or lifestyle changes to the borrower, including unemployment or other loss of income; unexpected significant expenses, such as major medical expenses, catastrophic events, divorce or death. Residential mortgage loans that have adjustable rates could expose the borrower to higher payments in a rising interest rate environment. Real estate values could decrease and cause the value of the underlying property to fall below the loan amount, creating additional potential loss exposure for the Bank.

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Residential mortgages secured by junior liens: The Bank originates loans secured by junior liens against one to four family properties primarily within Pennsylvania, Delaware and Southern and Central New Jersey. Loans secured by junior liens are primarily in the form of an amortizing home equity loan. These loans are subordinate to a first mortgage which may be from another lending institution. The risks associated with loans secured by junior liens typically involve major living or lifestyle changes to the borrower, including unemployment or other loss of income, unexpected significant expenses, such as for major medical expenses, catastrophic events, divorce or death. Real estate values could decrease and cause the value of the property to fall below the loan amount, creating additional potential loss exposure for the Bank.

Construction: The Bank originates construction loans to finance land development preparatory to erecting new structures or the on-site construction of industrial, commercial, or residential buildings. Construction loans include not only construction of new structures, but also additions or alterations to existing structures and the demolition of existing structures to make way for new structures. Construction loans are generally secured by real estate. The risks are typically specific to the uncertainty on whether the construction will be completed according to the specifications and schedules. Factors that may influence the completion of construction may be customer specific, such as the quality and depth of property management, or related to changes in general economic conditions.

Commercial & Industrial: The Bank originates lines of credit and term loans to operating companies for business purposes. The loans are generally secured by business assets such as accounts receivable, inventory, business vehicles and equipment as well as the stock of a company, if privately held. Commercial & Industrial loans are typically repaid first by the cash flows generated by the borrower’s business operations. The risks are typically specific to the underlying business and its ability to generate sustainable profitability and positive cash flow. Factors that may influence a borrower’s ability to repay their loan include demand for the business’ products or services, the quality and depth of management, the degree of competition, regulatory changes, and general economic conditions. The ability of the Bank to foreclose and realize sufficient value from business assets securing these loans is often uncertain. To mitigate the risk characteristics of Commercial & Industrial loans, commercial real estate may be included as a secondary source of collateral. The Bank will often require more frequent reporting requirements from the borrower in order to better monitor its business performance.

Consumer: The Bank originates or lines of credit to individuals for household, family, and other personal expenditures as well as overdrawn customer deposit balances which are reported as loans. This also represents all other loans that cannot be categorized in any of the previous mentioned loan segments. Consumer loans generally have higher interest rates and shorter terms than residential loans but tend to have higher credit risk due to the type of collateral securing the loan or in some cases the absence of collateral.

Leases: The Bank’s wholly-owned subsidiary Bryn Mawr Equipment Financing, Inc. specializes in equipment leases for small- and mid-sized businesses nationally and across a broad range of industries. The Bank’s credit risk generally results from the potential default of borrowers or lessees, which may be driven by customer specific or broader industry related conditions.

Accrued interest receivable on loans and leases, which is reported in Accrued interest receivable on the Consolidated Balance Sheet, totaled $12.1 million as of December 31, 2020 and is excluded from the estimate of credit losses due to our charge-off policy to reverse accrued interest in a timely manner on loans and leases that are 90-days past due and deemed nonperforming. However, the Corporation continued to accrue interest on loans and leases for which payment deferrals have been extended to borrowers affected by the COVID-19 pandemic. Deferrals under the Corporation’s modification program may be for durations which exceed the Corporation’s 90-day write-off policy for accrued interest. Therefore, these interest deferrals do not qualify for the Corporation’s election to not recognize a credit loss allowance for credit losses on accrued interest receivable. Accordingly, as of December 31, 2020, the Corporation has estimated credit losses for COVID-19 interest deferrals of $64 thousand, which is included as a reduction to Accrued interest receivable on the Consolidated Balance Sheet and Provision for credit losses on the Consolidated Income Statement.

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Prior to January 1, 2020

As further described in Note 2, “Recent Accounting Pronouncements,” in the accompanying Notes to the Consolidated Financial Statements in this Annual Report on Form 10-K on January 1, 2020, the Corporation adopted ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” which replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (or CECL) methodology.

Prior to the adoption of ASC 326 on January 1, 2020, the ACL on loans and leases was maintained at a level that the Corporation believed was sufficient to absorb estimated potential credit losses. Management’s determination of the adequacy of the ACL on loans and leases was based on guidance provided in ASC 450 - Contingencies and ASC 310 - Receivables, and involved the periodic evaluations of the loan and lease portfolio and other relevant factors. However, this evaluation was inherently subjective as it required significant estimates by management. Consideration was given to a variety of factors in establishing these estimates. Quantitative factors in the form of historical net charge-off rates by portfolio segment were considered. In connection with these quantitative factors, management established what it deems to be an adequate look-back period (“LBP”) for the charge-off history. As of December 31, 2019, management utilized a five-year LBP, which it believes adequately captures the trends in charge-offs. In addition, management developed an estimate of a loss emergence period (“LEP”) for each segment of the loan portfolio based on analyses of actual charge-offs tracked back in time to the triggering event for the eventual loss. The LEP estimates the time between the occurrence of a loss event for a borrower and an actual charge-off of a loan. In addition, various qualitative factors were considered, including the specific terms and conditions of loans, changes in underwriting standards, delinquency statistics, industry concentrations and overall exposure of a single customer. In addition, consideration was given to the adequacy of collateral, the dependence on collateral, and the results of internal loan reviews, including a borrower’s financial strengths, their expected cash flows, and their access to additional funds.

As part of the process of calculating the ACL on loans and leases for the different segments of the loan and lease portfolio, management considered certain credit quality indicators, including risk grades assigned to each loan and the performance/non-performance status of a loan.

Prior to January 1, 2020, a loan or lease was considered impaired when, based on current information, it was probable that management would be unable to collect the contractually scheduled payments of principal or interest. When assessing impairment, management considered various factors, which included payment status, realizable value of collateral and the probability of collecting scheduled principal and interest payments when due. Loans and leases that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.

Management determined the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

For loans that indicated possible signs of impairment, which in most cases is based on the performance/non-performance status of the loan, an impairment analysis was conducted based on guidance provided by ASC 310-10. Impairment was measured by (i) the fair value of the collateral, if the loan was collateral-dependent, (ii) the present value of expected future cash flows discounted at the loan’s contractual effective interest rate, or (iii), less frequently, the loan’s obtainable market price.

In addition to originating loans, the Corporation occasionally acquired loans through mergers or loan purchase transactions. Some of these acquired loans exhibited deteriorated credit quality that has occurred since origination and, as such, management did not expect to collect all contractual payments. Prior to January 1, 2020, accounting for these purchased credit-impaired (“PCI”) loans was done in accordance with ASC 310-30. The loans were recorded at fair value, reflecting the present value of the amounts expected to be collected. Income recognition on these loans was based on a reasonable expectation about the timing and amount of cash flows to be collected. Acquired loans deemed impaired and considered collateral-dependent, with the timing of the sale of loan collateral indeterminate, remained on nonaccrual status and had no accretable yield. On a regular basis, at least quarterly, PCI loans were assessed to determine if there had been any improvement or deterioration of the expected cash flows. If there had been improvement, an adjustment was made to increase the recognition of interest on the PCI loan, as the estimate of expected loss on the loan was reduced. Conversely, if there was deterioration in the expected cash flows of a PCI loan, a provision was recorded in connection with the loan.

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J. ACL on Off-Balance Sheet (“OBS”) Credit Exposures

Management estimates expected credit losses over the contractual period in which the Corporation is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Corporation. The ACL on OBS credit exposure, included within Other Liabilities on the Consolidated Balance Sheet, is adjusted as a provision for credit loss expense included within Provision for credit losses on the Consolidated Statement of Income. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded over its estimated life. Management estimates the amount of expected losses, for exposures that are not unconditionally cancellable by the bank, by first calculating a commitment usage factor over the contractual period. Management then applies the loss factors for the applicable portfolio segment as determined in the ACL on loans and leases methodology to the results of the usage calculation to estimate the liability for credit losses related to unfunded commitments. No credit loss estimate is reported for OBS credit exposures that are unconditionally cancellable by the Bank.

The ACL on OBS credit exposure as of December 31, 2020 was $2.9 million. For the year ended December 31, 2020 the Corporation recorded a provision for credit losses on OBS credit exposures of $1.7 million.

K. Troubled Debt Restructurings (“TDRs”)

A TDR occurs when a creditor, for economic or legal reasons related to a borrower’s financial difficulties, modifies the original terms of a loan or lease, or grants a concession to the borrower that it would not otherwise have granted. A concession may include an extension of repayment terms, a reduction in the interest rate, or the forgiveness of principal and/or accrued interest. If the debtor is experiencing financial difficulty and the creditor has granted a concession, the Corporation will make the necessary disclosures related to the TDR. In certain cases, a modification or concession may be made in an effort to retain a customer who is not experiencing financial difficulty. This type of modification is not considered a TDR.

The Corporation has implemented various consumer and commercial loan modification programs to provide its borrowers relief from the economic impacts of COVID-19. In accordance with the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), loans to borrowers experiencing financial difficulty related to the COVID-19 pandemic which were granted modifications after March 1, 2020 and which were not more than 30 days past due as of December 31, 2019 are exempt from TDR classification. In addition, for loans modified in response to the COVID-19 pandemic that do not meet the above delinquency criteria (e.g., not more than 30 days past due as of December 31, 2019), the Corporation applies the guidance included in an interagency statement issued by the bank regulatory agencies. This guidance states that loan modifications performed in light of the COVID-19 pandemic, including loan payment deferrals that are up to six months in duration, that were granted to borrowers who were less than 30 days past due as of the implementation date of a loan modification program or modifications granted under government mandated modification programs, are also exempt from TDR classification. For loan modifications that include a payment deferral and are not TDRs, the borrower’s past due and nonaccrual status will not be impacted during the deferral period. Interest income will continue to be recognized over the contractual life of the loan. As of December 31, 2020, 66 consumer loans and leases in the amount of $7.3 million and 37 commercial loans in the amount of $67.7 million are within a deferral period under the Bank’s COVID-19 modification programs, the total comprising 2.1% of the Bank’s portfolio loans and leases.

L. Other Real Estate Owned (“OREO”)

OREO consists of assets that the Corporation has acquired through foreclosure by either accepting a deed in lieu of foreclosure, or by taking possession of assets that were used as loan collateral. The Corporation reports OREO on the balance sheet as part of other assets, at the lower of cost or fair value less cost to sell, adjusted periodically based on current appraisals. Costs relating to the development or improvement of assets, as well as the costs required to obtain legal title to the property, are capitalized, while costs related to holding the property are charged to expense as incurred.

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M. Other Investments and Equity Stocks Without a Readily Determinable Fair Value

Other investments include Community Reinvestment Act (“CRA”) investments and equity stocks without a readily determinable fair value. The Corporation’s investments in equity stocks include those issued by the Federal Home Loan Bank of Pittsburgh (“FHLB”), the Federal Reserve Bank of Philadelphia (“FRB”) and Atlantic Central Bankers Bank. The Corporation is required to hold FHLB stock as a condition of its borrowing funds from the FHLB. As of December 31, 2020, the carrying value of the Corporation’s FHLB stock was $12.7 million. In addition, the Corporation is required to hold FRB stock based on the Corporation’s capital. As of December 31, 2020, the carrying value of the Corporation’s FRB stock was $12.5 million. Ownership of FHLB and FRB stock is restricted and there is no market for these securities. For further information on the FHLB stock, see Note 11, “Short-Term Borrowings and Long-Term FHLB Advances,” in the accompanying Notes to the Consolidated Financial Statements in this Annual Report on Form 10-K.

N. Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method based on estimated useful lives of the assets. Depreciation of leasehold improvements is calculated using the straight-line method over the lives of the related leases or useful lives of the related assets, whichever is shorter. Whenever events or changes in circumstances dictate, the Corporation tests its long-lived assets for impairment by determining whether the sum of the estimated undiscounted future cash flows attributable to a long-lived asset or asset group is less than the carrying amount of the long-lived asset or asset group. In the event the carrying amount of the long-lived asset or asset group is not recoverable, an impairment loss is measured as the amount by which the carrying amount of the long-lived asset or asset group exceeds its fair value. Maintenance, repairs and minor improvements are charged to noninterest expense in the Consolidated Statements of Income as incurred.

For cloud computing arrangements in a service contract, the Corporation capitalizes costs for implementation activities in the application development stage depending on the nature of the costs. The costs incurred during the preliminary project and post-implementation stages are expensed as the activities are performed. The costs capitalized are expensed over the term of the hosting arrangement, which is the fixed, noncancelable term of the arrangement, plus any reasonably certain renewal periods. The capitalized implementation costs and amortization expense related to these costs are included in Other assets and Other operating expenses in the Consolidated Balance Sheets and Consolidated Statements of Income, respectively. As of December 31, 2020 and 2019, the Corporation had $6.9 million and $2.9 million of capitalized software implementation costs for cloud computing arrangements in a service contract. Amortization expense related to these capitalized implementation costs for the years ended December 31, 2020 and 2019 amounted to $618 thousand and $280 thousand, respectively.

O. Operating Leases

The Corporation’s operating leases consist of various retail branch locations and corporate offices. Management determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use assets (“ROU assets”) and operating lease liabilities in our Consolidated Balance Sheets.

ROU assets and operating lease liabilities are recognized at the lease commencement date. Operating lease liabilities represent the present value of unpaid lease payments, including extension options that the Corporation is reasonably certain will be exercised. As the majority of our leases do not provide an implicit rate, we use our estimated incremental borrowing rate at the lease commencement date to determine the present value of unpaid lease payments. ROU assets represent our right to use underlying assets and are recorded as operating lease liabilities adjusted for prepayments or accrued lease payments, initial direct costs, lease incentives, and impairment of ROU assets.

The Corporation’s leases include fixed rental payments, and certain of our leases also include variable rental payments where lease payments may increase at pre-determined dates based on the change in the consumer price index. The Corporation’s lease agreements include gross leases as well as leases in which we make separate payments to the lessor for items such as the property taxes assessed on the property or a portion of the common area maintenance associated with the property. We have elected the practical expedient not to separate lease and non-lease components for all of our building leases. The Corporation also elected to not recognize ROU assets and lease liabilities for short-term leases, which consist of certain leases of the Corporation’s limited-hour retirement community offices.

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P. Pension and Postretirement Benefit Plan

As of December 31, 2020, the Corporation had two non-qualified defined-benefit supplemental executive retirement plans and a postretirement benefit plan as discussed in Note 16, “Pension and Postretirement Benefit Plans,” in the accompanying Notes to the Consolidated Financial Statements in Annual Report on Form 10-K. Net pension expense related to the defined-benefit consists of service cost, interest cost, return on plan assets, amortization of prior service cost, amortization of transition obligations and amortization of net actuarial gains and losses. As it relates to the costs associated with the post-retirement benefit plan, the costs are recognized as they are incurred.

Q. Bank Owned Life Insurance (“BOLI”)

BOLI is recorded at its cash surrender value. Income from BOLI is tax-exempt and included as a component of noninterest income.

R. Derivative Financial Instruments

The Corporation recognizes all derivative financial instruments on its balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. The Corporation enters into interest rate swaps that allow commercial loan customers to effectively convert a variable-rate commercial loan agreement to a fixed-rate commercial loan agreement. Under these agreements, the Corporation originates variable-rate loans with customers in addition to interest rate swap agreements, which serve to effectively swap the customers’ variable-rate loans into fixed-rate loans. The Corporation then enters into corresponding swap agreements with swap dealer counterparties to economically hedge its exposure on the variable and fixed components of the customer agreements. The interest rate swaps with both the customers and third parties are not designated as hedges under FASB ASC 815 and are marked to market through earnings. As the interest rate swaps are structured to offset each other, changes to the underlying benchmark interest rates considered in the valuation of these instruments do not result in an impact to earnings; however, there may be fair value adjustments related to credit quality variations between counterparties, which may impact earnings as required by FASB ASC 820.

In addition to interest rate swaps with customers, the Corporation may also enter into a risk participation agreement with another institution as a means to assume a portion of the credit risk associated with a loan structure which includes a derivative instrument, in exchange for fee income commensurate with the risk assumed. This type of derivative is referred to as an “RPA sold.” In addition, in an effort to reduce the credit risk associated with an interest rate swap agreement with a borrower for whom the Corporation has provided a loan structured with a derivative, the Corporation may purchase a risk participation agreement from an institution participating in the facility in exchange for a fee commensurate with the risk shared. This type of derivative is referred to as an “RPA purchased.”

If a derivative has qualified as a hedge, depending on the nature of the hedge, changes in the fair value of the derivative are either offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings, or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative’s change in fair value is recognized in earnings immediately. To determine fair value, management uses valuations obtained from a third party which utilizes a pricing model that incorporates assumptions about market conditions and risks that are current as of the reporting date. Management reviews, annually, the inputs utilized by its independent third-party valuation organization.

The Corporation may use interest-rate swap agreements to modify the interest rate characteristics from variable to fixed, or fixed to variable, in order to reduce the impact of interest rate changes on future net interest income. If present, the Corporation accounts for its interest-rate swap contracts in cash flow hedging relationships by establishing and documenting the effectiveness of the instrument in offsetting the change in cash flows of assets or liabilities that are being hedged. To determine effectiveness, the management performs an analysis to identify if changes in fair value or cash flow of the derivative correlate to the equivalent changes in the forecasted interest receipts or payments related to a specified hedged item. Recorded amounts related to interest-rate swaps are included in other assets or liabilities. The change in fair value of the ineffective part of the instrument would need to be charged to the Statement of Income, potentially causing material fluctuations in reported earnings in the period of the change relative to comparable periods. In a fair value hedge, the fair value of the interest rate swap agreements and changes in the fair value of the hedged items are recorded in the Corporation’s consolidated balance sheets with the corresponding gain or loss being recognized in current earnings. The difference between changes in the fair values of interest rate swap agreements and the hedged items represents hedge ineffectiveness, and is recorded in net interest income in the statement of income. Management performs an assessment, both at the inception of the hedge and quarterly thereafter, to determine whether these derivatives are highly effective in offsetting changes in the value of the hedged items.

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S. Accounting for Stock-Based Compensation

Stock-based compensation cost is measured at the grant date, based on the fair value of the award and is recognized as an expense over the vesting period.

All share-based payments, including grants of stock options, restricted stock awards and performance-based stock awards, are recognized as compensation expense in the statement of income at their fair value. The fair value of stock option grants is determined using the Black-Scholes pricing model which considers the expected life of the options, the volatility of our stock price, risk-free interest rate and annual dividend yield. The fair value of the restricted stock awards and performance-based awards whose performance is measured based on an internally produced metric is based on their closing price on the grant date, while the fair value of the performance-based stock awards which use an external measure, such as total stockholder return, is based on their grant-date market value adjusted for the likelihood of attaining certain pre-determined performance goals and is calculated by utilizing a Monte Carlo Simulation model.

T. Earnings per Common Share

Basic earnings per common share excludes dilution and is computed by dividing income available to common shareholders by the weighted-average common shares outstanding during the period. Diluted earnings per common share takes into account the potential dilution that would occur if in-the-money stock options were exercised and converted into shares of common stock and restricted stock awards and performance-based stock awards were vested. Proceeds assumed to have been received on options exercises are assumed to be used to purchase shares of BMBC’s common stock at the average market price during the period, as required by the treasury stock method of accounting. The effects of stock options are excluded from the computation of diluted earnings per share in periods in which the effect would be antidilutive.

U. Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Net deferred tax assets are included within the other assets line item on the Consolidated Balance Sheets.

The Corporation recognizes the benefit of a tax position only after determining that the Corporation would more-likely-than-not sustain the position following an examination. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the Consolidated Financial Statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon settlement with the relevant tax authority. Management applies these criteria to tax positions for which the statute of limitations remains open.

V. Revenue Recognition

With the exception of nonaccrual loans and leases, the Corporation recognizes all sources of income on the accrual method.

Additional information relating to wealth management fee revenue recognition follows:

The Corporation earns wealth management fee revenue from a variety of sources including fees from trust administration and other related fiduciary services, custody, investment management and advisory services, employee benefit account and IRA administration, estate settlement, tax service fees, shareholder service fees and brokerage. These fees are generally based on asset values and fluctuate with the market. Some revenue is not directly tied to asset value but is based on a flat fee for services provided. For many of our revenue sources, amounts are not received in the same accounting period in which they are earned. However, each source of wealth management fees is recorded on the accrual method of accounting.

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The most significant portion of the Corporation’s wealth management fees is derived from trust administration and other related services, custody, investment management and advisory services, and employee benefit account and IRA administration. These fees are generally billed monthly, in arrears, based on the market value of assets at the end of the previous billing period. A smaller number of customers are billed in a similar manner, but on a quarterly or annual basis, and some revenues are not based on market values.

The balance of the Corporation’s wealth management fees includes estate settlement fees and tax service fees, which are recorded when the related service is performed, and asset management and brokerage fees on non-depository investment products, which are received one month in arrears, based on settled transactions, but are accrued in the month the settlement occurs.

Included in other assets on the balance sheet is a receivable for wealth management fees that have been earned but not yet collected.

Insurance revenue is primarily related to commissions earned on insurance policies and is recognized over the related policy coverage period.

W. Mortgage Servicing

A portion of the residential mortgage loans originated by the Corporation is sold to third parties; however, the Corporation may retain the servicing rights related to these loans. A fee, usually based on a percentage of the outstanding principal balance of the loan, is received in return for these services. Gains on the sale of these loans are based on the specific identification method.

An intangible asset, referred to as mortgage servicing rights (“MSRs”) is recognized when a loan’s servicing rights are retained upon sale of a loan. MSRs are initially recorded at fair value based on a third-party valuation model which calculates the present value of estimated future servicing income. The model incorporates assumptions that market participants use in estimating future net servicing income, including estimates of prepayment speeds and discount rates. Mortgage loan prepayment speed is the annual rate at which borrowers are forecasted to repay their mortgage loan principal and is based on historical experience. The discount rate is used to determine the present value of future net servicing income. Another key assumption in the model is the required rate of return the market would expect for an asset with similar risk. These assumptions can, and generally will, change quarterly valuations as market conditions and interest rates change. Subsequent to the initial valuation, MSRs amortize to noninterest expense in proportion to, and over the period of, the estimated future net servicing life of the underlying loans.

MSRs are evaluated quarterly for impairment based upon the fair value of the rights as compared to their carrying amount. Impairment is determined by stratifying the MSRs by predominant characteristics, such as interest rate and terms. Impairment is recognized through a valuation allowance for an individual grouping, to the extent that fair value is less than the carrying amount. If management later determines that all of a portion of the impairment no longer exists for a particular grouping, a reduction of the allowance may be recorded as an increase to income. Changes in valuation allowances are reported within Other operating expenses on the Consolidated Statement of Income. The fair value of servicing rights are subject to significant fluctuations as a result of changes in estimated and actual prepayment speeds and default rates and losses.

X. Goodwill and Intangible Assets

The Corporation accounts for goodwill and intangible assets in accordance with ASC 350, “Intangibles - Goodwill and Other.” The amount of goodwill initially recorded is based on the fair value of the acquired entity at the time of acquisition. Management performs goodwill and intangible assets impairment testing annually, as of October 31, or when events occur or circumstances change that would more likely than not reduce the fair value of the acquisition or investment. Goodwill impairment is tested on a reporting unit level. The Corporation currently has three reporting units: Banking, Wealth Management and Insurance. As of December 31, 2020, the Insurance reporting unit did not meet the quantitative thresholds for separate disclosure as an operating segment, and is therefore reported as a component of the Wealth Management segment, based on its internal reporting structure. While the Insurance reporting unit did not meet the threshold for reporting as a separate operating segment for goodwill testing, the Insurance segment was tested for impairment. An operating segment is a component of an enterprise that engages in business activities from which it may earn revenues and incur expenses, whose operating results are regularly reviewed by the enterprise’s chief operating decision makers to make decisions about resources to be allocated to the segment and assess its performance, and for which discrete financial information is available.

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Management’s impairment testing methodology is consistent with the methodology prescribed in ASC 350. Management completes a goodwill impairment analysis at least on an annual basis, or more often if events and circumstances indicate that there may be impairment. Management also reviews other intangible assets with finite lives for impairment if events and circumstances indicate that the carrying value may not be recoverable.

Note 2 - Recent Accounting Pronouncements

The following FASB Accounting Standards Updates (“ASUs”) are divided into pronouncements which have been adopted by the Corporation during the year ended December 31, 2020, and those which are not yet effective as of December 31, 2020 and have been evaluated or are currently being evaluated by management.

Adopted Pronouncements in 2020:

FASB ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments”

On January 1, 2020, the Corporation adopted ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” which replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (or CECL) methodology. This standard eliminates the Provision for Loan and Lease Losses and Allowance for Loan and Lease Losses line items and establishes the Provision for Credit Losses (“PCL”) and ACL line items.

The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities. It also applies to OBS credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments) and net investments in leases recognized by a lessor in accordance with Topic 842 on leases. In addition, ASC 326 made changes to the accounting for available for sale debt securities. One such change is to require credit losses to be presented as an allowance rather than as a write-down on available-for-sale debt securities management does not intend to sell or believes that it is more likely than not they will be required to sell.

The Corporation adopted ASC 326 using the modified retrospective approach method for all financial assets measured at amortized cost and OBS credit exposures. Results for reporting periods beginning after January 1, 2020 are presented under ASC 326 while prior period amounts continue to be reported in accordance with previously applicable GAAP. In conjunction with the adoption of CECL, the Corporation has revised its segmentation to align with the methodology applied in determining the ACL for loans and leases under CECL, which is based on federal call report codes which classify loans based on the primary collateral supporting the loan. Segmentation prior to the adoption of CECL was based on product type or purpose. As such, certain reclassifications were made to conform prior-period amounts to current period presentation.

Upon adoption, the Corporation’s total ACL increased by $4.0 million, or 17.5%, which included an increase in ACL on loans and leases of $3.2 million and an increase in the reserve for OBS exposures, which is included within Other Liabilities on the Consolidated Balance Sheet, of $821 thousand. The increase in the total ACL resulted in a $2.8 million decrease to retained earnings, net of deferred taxes. The overall change in total ACL upon adoption was primarily due to the move to a life of loan reserve estimate as well as methodology changes required under CECL.

The Corporation adopted CECL using the prospective transition approach for financial assets purchased with credit deterioration (“PCD”) that were previously classified as purchased credit impaired (“PCI”) and accounted for under ASC 310-30. In accordance with the standard, management did not reassess whether PCI assets met the criteria of PCD assets as of the date of adoption. On January 1, 2020, the amortized cost basis of the PCD assets were adjusted to reflect the addition of $481 thousand of the allowance for credit losses. The remaining noncredit discount (based on the adjusted amortized cost basis) will be accreted into interest income at the effective interest rate as of January 1, 2020.

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The following table illustrates the adoption of CECL on January 1, 2020:

	January 1, 2020
	Pre-CECL Adoption	Reclassification to CECL Portfolio Segmentation	Pre-CECL Adoption Portfolio Segmentation	Post-CECL Adoption Portfolio Segmentation	Impact of CECL Adoption
Assets:
Loans and leases:
Commercial mortgage	$1,913,430	$(1,913,430)	$-	$-	$-
CRE - nonowner-occupied	-	1,337,167	1,337,167	1,337,464	297
CRE - owner-occupied	-	527,607	527,607	527,607	-
Home equity lines of credit	194,639	29,623	224,262	224,262	-
Residential mortgage	489,903	(489,903)	-	-	-
Residential mortgage - first liens	-	706,690	706,690	706,843	153
Residential mortgage - junior liens	-	36,843	36,843	36,843	-
Construction	159,867	42,331	202,198	202,198	-
Commercial & Industrial	709,257	(277,030)	432,227	432,248	21
Consumer	57,139	102	57,241	57,241	-
Leases	165,078	-	165,078	165,088	10
Total loans and leases	$3,689,313	$-	$3,689,313	$3,689,794	$481

ACL on loans and leases
Commercial mortgage	$10,434	$(10,434)	$-	$-	$-
CRE - nonowner-occupied	-	7,960	7,960	7,493	(467)
CRE - owner-occupied	-	2,825	2,825	2,841	16
Home equity lines of credit	890	224	1,114	1,068	(46)
Residential mortgage	1,538	(1,538)	-	-	-
Residential mortgage - first liens	-	2,501	2,501	4,909	2,408
Residential mortgage - junior liens	-	338	338	417	79
Construction	997	233	1,230	871	(359)
Commercial & Industrial	6,029	(2,194)	3,835	3,676	(159)
Consumer	353	85	438	578	140
Leases	2,361	-	2,361	3,955	1,594
Total ACL on loans and leases	$22,602	$-	$22,602	$25,808	$3,206

Liabilities:
ACL on OBS credit exposures	$360	$-	$360	$1,181	$821

Total ACL	$22,962	$-	$22,962	$26,989	$4,027

Retained earnings:
Total increase in ACL					$4,027
Balance sheet reclassification					(481)
Total pre-tax impact					3,546
Tax effect					(745)
Decrease to retained earnings					$2,801
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FASB ASU 2017-04 (Topic 350), “Intangibles - Goodwill and Others”

Issued in January 2017, ASU 2017-04 simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. ASU 2017-04 became effective for the Corporation on January 1, 2020, and will follow such guidance in connection with our next annual impairment testing, or prior to that if any such change constitutes a triggering event outside of the quarter from when the annual goodwill impairment test is performed. Management does not expect the adoption of this ASU to have a material impact on our Consolidated Financial Statements and related disclosures.

FASB ASU 2018-13, “Fair Value Measurement Disclosure Framework”

Issued in August 2018, ASU 2018-13 modifies, adds and removes certain disclosures aimed to improve the overall usefulness of the disclosure requirements for fair value measurements. The guidance became effective for the Corporation on January 1, 2020 and the adoption of this ASU did not have a material impact on our Consolidated Financial Statements and related disclosures.

Pronouncements Not Effective as of December 31, 2020:

FASB ASU 2018-14 (Topic 715), “Compensation-Retirement Benefits - Defined Benefit Plans-General”

Issued in August 2018, the ASU 2018-14, modifies, adds and removes certain disclosures aimed to improve the overall usefulness of the disclosure requirements to financial statement users. The guidance is effective for annual periods beginning after December 15, 2020. Early adoption is permitted. Use of the retrospective method is required. Management does not expect the adoption of this ASU to have a material impact on our Consolidated Financial Statements and related disclosures.

FASB ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”

Issued in December 2019, ASU 2019-12 adds new guidance to simplify accounting for income taxes, changes the accounting for certain income tax transactions and makes minor improvements to the codification. The guidance is effective for annual periods beginning after December 15, 2020. Early adoption is permitted. Management does not expect the adoption of this ASU to have a material impact on our Consolidated Financial Statements and related disclosures.

FASB ASU No. 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting”

Issued in March 2020, ASU No. 2020-04 provides optional guidance to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. Specifically, the guidance permits an entity, when certain criteria are met, to consider amendments to contracts made to comply with reference rate reform to meet the definition of a modification under GAAP. It further allows hedge accounting to be maintained and a one-time transfer or sale of qualifying held-to-maturity securities. The expedients and exceptions provided by the amendments are permitted to be adopted any time through December 31, 2022 and do not apply to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022, except for certain optional expedients elected for certain hedging relationships existing as of December 31, 2022. The Corporation will apply the guidance to any contracts modifications made due to reference rate reform.

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Note 3 - Business Combinations

Domenick & Associates (“Domenick”)

The Bank’s subsidiary, BMT Insurance Advisors, Inc., completed the acquisition of Domenick, a full-service insurance agency established in 1993 and headquartered in the Old City section of Philadelphia, on May 1, 2018. The consideration paid was $1.5 million, of which $750 thousand was paid at closing, $225 thousand was paid during the third quarter of 2019, $175 thousand was paid during the second quarter of 2020 and one contingent cash payment, not to exceed $250 thousand, will be payable in 2021, subject to the attainment of certain targets during the year.

The following table details the consideration paid, the initial estimated fair value of identifiable assets acquired and liabilities assumed as of the date of acquisition and the resulting goodwill recorded:

(dollars in thousands)
Consideration paid:
Cash paid at closing	$750
Contingent payment liability (present value)	706
Value of consideration	$1,456

Assets acquired:
Cash and due from banks	370
Intangible assets - customer relationships	779
Premises and equipment	1
Other assets	316
Total assets	1,466

Liabilities assumed:
Accounts payable	657
Other liabilities	30
Total liabilities	$687

Net assets acquired	$779

Goodwill resulting from acquisition of Domenick	$677

As of June 30, 2018, the estimates of the fair value of identifiable assets acquired and liabilities assumed in the Domenick acquisition were final.

Royal Bancshares of Pennsylvania, Inc.

On December 15, 2017, the previously announced merger of Royal Bancshares of Pennsylvania, Inc. (“RBPI”) with and into BMBC (the “Effective Date”), and the merger of Royal Bank America with and into the Bank (collectively, the “RBPI Merger”), pursuant to the Agreement and Plan of Merger, by and between RBPI and BMBC, dated as of January 30, 2017 (the “Agreement”) was completed. In accordance with the Agreement, the aggregate share consideration paid to RBPI shareholders consisted of 3,101,316 shares of BMBC’s common stock. Shareholders of RBPI received 0.1025 shares of BMBC’s common stock for each share of RBPI Class A common stock and 0.1179 shares of BMBC’s common stock for each share of RBPI Class B common stock owned as of the Effective Date of the RBPI Merger, with cash-in-lieu of fractional shares totaling $7 thousand. Holders of in-the-money options to purchase RBPI Class A common stock received cash totaling $112 thousand. In addition, 1,368,040 warrants to purchase Class A common stock of RBPI, valued at $1.9 million were converted to 140,224 warrants to purchase BMBC’s common stock. In accordance with the acquisition method of accounting, assets acquired and liabilities assumed were preliminarily adjusted to their fair values as of the Effective Date. The excess of consideration paid above the fair value of net assets acquired was recorded as goodwill. This goodwill is not amortizable nor is it deductible for income tax purposes.

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In connection with the RBPI Merger, the consideration paid and the estimated fair value of identifiable assets acquired and liabilities assumed as of the Effective Date, which include the effects of any measurement period adjustments in accordance with ASC 805-10, are summarized in the following table:

(dollars in thousands)
Consideration paid:
Common shares issued (3,101,316)	$136,768
Cash in lieu of fractional shares	7
Cash-out of certain options	112
Fair value of warrants assumed	1,853
Value of consideration	$138,740

Assets acquired:
Cash and due from banks	17,092
Investment securities available for sale	121,587
Loans	566,228
Premises and equipment	8,264
Deferred income taxes	34,823
Bank-owned life insurance	16,550
Core deposit intangible	4,670
Favorable lease asset	566
Other assets	13,611
Total assets	$783,391

Liabilities assumed:
Deposits	593,172
FHLB and other long-term borrowings	59,568
Short-term borrowings	15,000
Junior subordinated debentures	21,416
Unfavorable lease liability	322
Other liabilities	31,381
Total liabilities	$720,859

Net assets acquired	$62,532

Goodwill resulting from acquisition of RBPI	$76,208

As of December 31, 2018, the estimates of the fair value of identifiable assets acquired and liabilities assumed in the RBPI Merger were final.

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Due Diligence, Merger-Related and Merger Integration Expenses

Due diligence, merger-related and merger integration expenses include consultant costs, investment banker fees, contract breakage fees, retention bonuses for severed employees, salary and wages for redundant staffing involved in the integration of the institutions and bonus accruals for members of the merger integration team. The following table details the costs identified and classified as due diligence, merger-related and merger integration costs for the periods indicated:

	Year Ended December 31,
(dollars in thousands)	2020	2019	2018
Advertising	$-	$-	$61
Employee Benefits	-	-	271
Occupancy and bank premises	-	-	2,145
Furniture, fixtures, and equipment	-	-	365
Data processing	-	-	421
Professional fees	-	-	1,450
Salaries and wages	-	-	852
Other	-	-	2,196
Total due diligence, merger-related and merger integration expenses	$-	$-	$7,761

Note 4 - Investment Securities

The amortized cost and fair value of investments, which were classified as available for sale, are as follows:

As of December 31, 2020

(dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury securities	$500,095	$5	$-	$500,100
Obligations of the U.S. government and agencies	92,449	868	(219)	93,098
Obligations of state and political subdivisions	2,149	22	-	2,171
Mortgage-backed securities	441,575	12,739	(457)	453,857
Collateralized mortgage obligations	18,680	583	-	19,263
Collateralized loan obligations	94,500	1	(97)	94,404
Corporate bonds	11,000	421	-	11,421
Other investment securities	650	-	-	650
Total	$1,161,098	$14,639	$(773)	$1,174,964

As of December 31, 2019

(dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury securities	$500,066	$35	$-	$500,101
Obligations of the U.S. government and agencies	102,179	193	(352)	102,020
Obligations of state and political subdivisions	5,366	13	-	5,379
Mortgage-backed securities	360,977	5,182	(157)	366,002
Collateralized mortgage obligations	31,796	195	(159)	31,832
Collateralized loan obligations	-	-	-	-
Corporate bonds	-	-	-	-
Other investment securities	650	-	-	650
Total	$1,001,034	$5,618	$(668)	$1,005,984
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The following tables present the aggregate amount of gross unrealized losses as of December 31, 2020 and December 31, 2019 on available for sale investment securities classified according to the amount of time those securities have been in a continuous unrealized loss position:

As of December 31, 2020

	Less than 12 Months		12 Months or Longer		Total
(dollars in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Obligations of the U.S. government and agencies	$19,777	$(219)	$-	$-	$19,777	$(219)
Mortgage-backed securities	79,990	(457)	-	-	79,990	(457)
Collateralized loan obligations	31,903	(97)	-	-	31,903	(97)
Total	$131,670	$(773)	$-	$-	$131,670	$(773)

As of December 31, 2019

	Less than 12 Months		12 Months or Longer		Total
(dollars in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Obligations of the U.S. government and agencies	$48,497	$(315)	$7,966	$(37)	$56,463	$(352)
Mortgage-backed securities	33,783	(119)	5,977	(38)	39,760	(157)
Collateralized mortgage obligations	6,978	(67)	10,861	(92)	17,839	(159)
Total	$89,258	$(501)	$24,804	$(167)	$114,062	$(668)

As of December 31, 2020, the Corporation’s available for sale investment securities consisted of 431 securities, 37 of which were in an unrealized loss position.

As of December 31, 2020, management had not made a decision to sell any of the Corporation’s available for sale investment securities in an unrealized loss position, nor did management consider it more likely than not that it would be required to sell such securities before recovery of their amortized cost basis. Management has evaluated available for sale debt securities that are in an unrealized loss position and has determined that the decline in value is unrelated to credit loss and is related to the change in market interest rates since purchase. Factors considered in this evaluation included the extent to which fair value is less than amortized cost, any explicit or implicit guarantees by the U.S. government, any changes to the rating of the security by the rating agency, and adverse conditions specifically related to the security, among other factors. As of December 31, 2020, approximately 90.8% of the Corporation’s available for sale investment securities were U.S. Treasuries or mortgage-backed securities or collateral mortgage obligations which were issued or guaranteed by U.S. government-sponsored entities and agencies. In addition, none of the available for sale debt securities held by the Corporation are past due as of December 31, 2020.

As of December 31, 2020 and December 31, 2019, there were no holdings of securities of any one issuer, other than the U.S. government and its agencies, in an amount greater than 10% of shareholders’ equity.

As of December 31, 2020 and December 31, 2019, securities having a fair value of $282.3 million and $156.4 million, respectively, were specifically pledged as collateral for public funds, trust deposits, the FRB discount window program, FHLB borrowings, collateral requirements in derivative contracts, and other purposes. Advances by the FHLB are collateralized by a blanket lien on non-pledged, mortgage-related loans and securities as part of the Corporation’s borrowing agreement with the FHLB as well as certain securities individually pledged by the Corporation.

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The amortized cost and fair value of available for sale investment and mortgage-related securities available for sale as of December 31, 2020 and December 31, 2019, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities as borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	December 31, 2020		December 31, 2019
(dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Investment securities:
Due in one year or less	$502,465	$502,489	$504,851	$504,890
Due after one year through five years	18,679	19,167	38,710	38,623
Due after five years through ten years	77,433	77,681	53,598	53,457
Due after ten years	102,266	102,507	11,102	11,180
Subtotal	700,843	701,844	608,261	608,150
Mortgage-related securities(1)	460,255	473,120	392,773	397,834
Total	$1,161,098	$1,174,964	$1,001,034	$1,005,984

(1) Expected maturities of mortgage-related securities may differ from contractual maturities as borrowers may have the right to prepay obligations with or without prepayment penalties.

The Corporation did not have any sales of available for sale investment securities for the years ended December 31, 2020 or 2019. Proceeds from the sale of available for sale investment securities totaled and $7 thousand for the year ended December 31, 2018. Net gain on sale of available for sale investment securities totaled $7 thousand for the year ended December 31, 2018.

The amortized cost and fair value of investment securities held to maturity as of December 31, 2020 and December 31, 2019 are as follows:

As of December 31, 2020

(dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Mortgage-backed securities	$14,759	$451	$(24)	$15,186

As of December 31, 2019

(dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Mortgage-backed securities	$12,577	$104	$(20)	$12,661

The following tables present the aggregate amount of gross unrealized losses as of December 31, 2020 and December 31, 2019 on held to maturity securities classified according to the amount of time those securities have been in a continuous unrealized loss position:

As of December 31, 2020

	Less than 12 Months		12 Months or Longer		Total
(dollars in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Mortgage-backed securities	$4,224	$(24)	$-	$-	$4,224	$(24)
30

As of December 31, 2019

	Less than 12 Months		12 Months or Longer		Total
(dollars in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Mortgage-backed securities	$3,159	$(20)	$-	$-	$3,159	$(20)

The amortized cost and fair value of held to maturity investment securities as of December 31, 2020 and December 31, 2019, by contractual maturity, are shown below:

	December 31, 2020		December 31, 2019
(dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Mortgage-backed securities(1)	$14,759	$15,186	$12,577	$12,661

(1) Expected maturities of mortgage-related securities may differ from contractual maturities as borrowers may have the right to prepay obligations with or without prepayment penalties.

As of December 31, 2020 and December 31, 2019, the Corporation’s investment securities held in trading accounts totaled $8.6 million and $8.6 million, respectively, and primarily consist of deferred compensation trust accounts which are invested in listed mutual funds whose diversification is at the discretion of the deferred compensation plan participants and rabbi trust accounts established to fund certain unqualified pension obligations. Investment securities held in trading accounts are reported at fair value, with adjustments in fair value reported through income. Changes in the fair value of investments held in the deferred compensation trust accounts create corresponding changes in the liability to the deferred compensation plan participants.

Note 5 - Loans and Leases

The loan and lease portfolio consists of loans and leases originated by the Corporation, as well as loans acquired in prior acquisitions. Certain tables in this footnote are presented with a breakdown between originated and acquired loans and leases.

As further described in Note 2, “Recent Accounting Pronouncements,” in the accompanying Notes to the Consolidated Financial Statements in this Annual Report on Form 10-K, the Corporation adopted ASC 326 using the modified retrospective approach method for all financial assets measured at amortized cost and OBS credit exposures. Results for reporting periods beginning after January 1, 2020 are presented under ASC 326 while prior period amounts continue to be reported in accordance with previously applicable GAAP.

In conjunction with the adoption of CECL, the Corporation has revised its segmentation to align with the methodology applied in determining the ACL for loans and leases under CECL, which is based on federal call report codes which classify loans based on the primary collateral supporting the loan. Segmentation prior to the adoption of CECL was based on product type or purpose. As such, certain reclassifications were made to conform prior-period amounts to current period presentation.

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A. The following table details the amortized cost of loans and leases as of the dates indicated:

	December 31, 2020			December 31, 2019
(dollars in thousands)	Originated	Acquired	Total Loans and Leases	Originated	Acquired	Total Loans and Leases
Loans held for sale	$6,000	$-	$6,000	$4,249	$-	$4,249
Real estate loans:
Commercial real estate (CRE) - nonowner-occupied	1,330,947	104,628	1,435,575	1,161,815	175,352	1,337,167
Commercial real estate (CRE) - owner-occupied	544,782	33,727	578,509	479,466	48,141	527,607
Home equity lines of credit	157,385	11,952	169,337	209,239	15,023	224,262
Residential mortgage - 1st liens	540,307	81,062	621,369	604,884	101,806	706,690
Residential mortgage - junior liens	22,375	1,420	23,795	34,903	1,940	36,843
Construction	153,131	8,177	161,308	193,307	8,891	202,198
Total real estate loans	2,748,927	240,966	2,989,893	2,683,614	351,153	3,034,767
Commercial & Industrial	442,283	4,155	446,438	425,322	6,905	432,227
Consumer	39,603	80	39,683	54,913	2,328	57,241
Leases	149,914	2,483	152,397	156,967	8,111	165,078
Total portfolio loans and leases	3,380,727	247,684	3,628,411	3,320,816	368,497	3,689,313
Total loans and leases	$3,386,727	$247,684	$3,634,411	$3,325,065	$368,497	$3,693,562
Loans with fixed rates	$1,198,908	$134,084	$1,332,992	$1,251,762	$216,269	$1,468,031
Loans with adjustable or floating rates	2,187,819	113,600	2,301,419	2,073,303	152,228	2,225,531
Total loans and leases	$3,386,727	$247,684	$3,634,411	$3,325,065	$368,497	$3,693,562
Net deferred loan origination fees (costs) included in the above loan table	$673	$-	$673	$(193)	$-	$(193)

B. The following table details the components of net investment in leases:

	December 31, 2020			December 31, 2019
(dollars in thousands)	Originated	Acquired	Total Leases	Originated	Acquired	Total Leases
Minimum lease payments receivable	$164,556	$2,583	$167,139	$174,385	$8,753	$183,138
Unearned lease income	(20,746)	(138)	(20,884)	(23,641)	(813)	(24,454)
Initial direct costs and deferred fees	6,104	38	6,142	6,223	171	6,394
Total Leases	$149,914	$2,483	$152,397	$156,967	$8,111	$165,078

C. The following table details the amortized cost of nonperforming loans and leases as of the dates indicated:

	December 31, 2020			December 31, 2019
(dollars in thousands)	Originated	Acquired	Total Loans and Leases	Originated	Acquired	Total Loans and Leases
CRE - nonowner-occupied	$57	$-	$57	$199	$-	$199
CRE - owner-occupied	823	836	1,659	1,523	2,636	4,159
Home equity lines of credit	515	214	729	636	-	636
Residential mortgage - 1st liens	26	73	99	630	1,817	2,447
Residential mortgage - junior liens	50	35	85	83	-	83
Construction	-	-	-	-	-	-
Commercial & Industrial	1,657	118	1,775	1,799	381	2,180
Consumer	30	-	30	19	42	61
Leases	791	81	872	747	136	883
Total non-performing loans and leases	$3,949	$1,357	$5,306	$5,636	$5,012	$10,648
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D. Age Analysis of Past Due Loans and Leases

The following tables present an aging of all portfolio loans and leases as of the dates indicated:

	Accruing Loans and Leases
As of December 31, 2020	30 - 59	60 - 89	Over 89			Total
(dollars in thousands)	Days Past Due	Days Past Due	Days Past Due	Total Past Due	Current	Accruing Loans and Leases	Nonaccrual Loans and Leases	Total Loans and Leases

CRE - nonowner-occupied	$-	$-	$-	$-	$1,435,518	$1,435,518	$57	$1,435,575
CRE - owner-occupied	1,907	416	-	2,323	574,527	576,850	1,659	578,509
Home equity lines of credit	87	-	-	87	168,521	168,608	729	169,337
Residential mortgage - 1st liens	6,020	217	-	6,237	615,033	621,270	99	621,369
Residential mortgage - junior liens	88	58	-	146	23,564	23,710	85	23,795
Construction	-	-	-	-	161,308	161,308	-	161,308
Commercial & Industrial	-	-	-	-	444,663	444,663	1,775	446,438
Consumer	32	16	-	48	39,605	39,653	30	39,683
Leases	1,196	810	-	2,006	149,519	151,525	872	152,397
Total portfolio loans and leases	$9,330	$1,517	$-	$10,847	$3,612,258	$3,623,105	$5,306	$3,628,411

	Accruing Loans and Leases
As of December 31, 2019	30 - 59	60 - 89	Over 89			Total
(dollars in thousands)	Days Past Due	Days Past Due	Days Past Due	Total Past Due	Current	Accruing Loans and Leases	Nonaccrual Loans and Leases	Total Loans and Leases
CRE - nonowner-occupied	$184	$-	$-	$184	$1,336,784	$1,336,968	$199	$1,337,167
CRE - owner-occupied	2,462	-	-	2,462	520,986	523,448	4,159	527,607
Home equity lines of credit	354	365	-	719	222,907	223,626	636	224,262
Residential mortgage - 1st liens	1,639	388	-	2,027	702,216	704,243	2,447	706,690
Residential mortgage - junior liens	116	-	-	116	36,644	36,760	83	36,843
Construction	-	-	-	-	202,198	202,198	-	202,198
Commercial & Industrial	-	-	-	-	430,047	430,047	2,180	432,227
Consumer	98	140	-	238	56,942	57,180	61	57,241
Leases	857	594	-	1,451	162,744	164,195	883	165,078
Total portfolio loans and leases	$5,710	$1,487	$-	$7,197	$3,671,468	$3,678,665	$10,648	$3,689,313
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The following tables present an aging of originated portfolio loans and leases as of the dates indicated:

	Accruing Loans and Leases
As of December 31, 2020	30 - 59	60 - 89	Over 89			Total
(dollars in thousands)	Days Past Due	Days Past Due	Days Past Due	Total Past Due	Current	Accruing Loans and Leases	Nonaccrual Loans and Leases	Total Loans and Leases
CRE - nonowner-occupied	$-	$-	$-	$-	$1,330,890	$1,330,890	$57	$1,330,947
CRE - owner-occupied	1,907	416	-	2,323	541,636	543,959	823	544,782
Home equity lines of credit	87	-	-	87	156,783	156,870	515	157,385
Residential mortgage - 1st liens	4,109	217	-	4,326	535,955	540,281	26	540,307
Residential mortgage - junior liens	84	56	-	140	22,185	22,325	50	22,375
Construction	-	-	-	-	153,131	153,131	-	153,131
Commercial & Industrial	-	-	-	-	440,626	440,626	1,657	442,283
Consumer	32	16	-	48	39,525	39,573	30	39,603
Leases	1,196	735	-	1,931	147,192	149,123	791	149,914
Total portfolio loans and leases	$7,415	$1,440	$-	$8,855	$3,367,923	$3,376,778	$3,949	$3,380,727

	Accruing Loans and Leases
As of December 31, 2019	30 - 59	60 - 89	Over 89			Total
(dollars in thousands)	Days Past Due	Days Past Due	Days Past Due	Total Past Due	Current	Accruing Loans and Leases	Nonaccrual Loans and Leases	Total Loans and Leases
CRE - nonowner-occupied	$184	$-	$-	$184	$1,161,432	$1,161,616	$199	$1,161,815
CRE - owner-occupied	2,462	-	-	2,462	475,481	477,943	1,523	479,466
Home equity lines of credit	254	365	-	619	207,984	208,603	636	209,239
Residential mortgage - 1st liens	890	102	-	992	603,262	604,254	630	604,884
Residential mortgage - junior liens	116	-	-	116	34,704	34,820	83	34,903
Construction	-	-	-	-	193,307	193,307	-	193,307
Commercial & Industrial	-	-	-	-	423,523	423,523	1,799	425,322
Consumer	18	88	-	106	54,788	54,894	19	54,913
Leases	781	566	-	1,347	154,873	156,220	747	156,967
Total portfolio loans and leases	$4,705	$1,121	$-	$5,826	$3,309,354	$3,315,180	$5,636	$3,320,816
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The following tables present an aging of acquired portfolio loans and leases as of the dates indicated:

	Accruing Loans and Leases
As of December 31, 2020	30 - 59	60 - 89	Over 89			Total
(dollars in thousands)	Days Past Due	Days Past Due	Days Past Due	Total Past Due	Current	Accruing Loans and Leases	Nonaccrual Loans and Leases	Total Loans and Leases
CRE - nonowner-occupied	$-	$-	$-	$-	$104,628	$104,628	$-	$104,628
CRE - owner-occupied	-	-	-	-	32,891	32,891	836	33,727
Home equity lines of credit	-	-	-	-	11,738	11,738	214	11,952
Residential mortgage - 1st liens	1,911	-	-	1,911	79,078	80,989	73	81,062
Residential mortgage - junior liens	4	2	-	6	1,379	1,385	35	1,420
Construction	-	-	-	-	8,177	8,177	-	8,177
Commercial & Industrial	-	-	-	-	4,037	4,037	118	4,155
Consumer	-	-	-	-	80	80	-	80
Leases	-	75	-	75	2,327	2,402	81	2,483
Total portfolio loans and leases	$1,915	$77	$-	$1,992	$244,335	$246,327	$1,357	$247,684

	Accruing Loans and Leases
As of December 31, 2019	30 - 59	60 - 89	Over 89			Total
(dollars in thousands)	Days Past Due	Days Past Due	Days Past Due	Total Past Due	Current	Accruing Loans and Leases	Nonaccrual Loans and Leases	Total Loans and Leases
CRE - nonowner-occupied	$-	$-	$-	$-	$175,352	$175,352	$-	$175,352
CRE - owner-occupied	-	-	-	-	45,505	45,505	2,636	48,141
Home equity lines of credit	100	-	-	100	14,923	15,023	-	15,023
Residential mortgage - 1st liens	749	286	-	1,035	98,954	99,989	1,817	101,806
Residential mortgage - junior liens	-	-	-	-	1,940	1,940	-	1,940
Construction	-	-	-	-	8,891	8,891	-	8,891
Commercial & Industrial	-	-	-	-	6,524	6,524	381	6,905
Consumer	80	52	-	132	2,154	2,286	42	2,328
Leases	76	28	-	104	7,871	7,975	136	8,111
Total portfolio loans and leases	$1,005	$366	$-	$1,371	$362,114	$363,485	$5,012	$368,497

E. Allowance for Credit Losses (“ACL”) on Loans and Leases

As further described in Note 2, “Recent Accounting Pronouncements,” in the accompanying Notes to the Consolidated Financial Statements in this Annual Report on Form 10-K, the Corporation adopted ASU 2016-13 (Topic 326 - Credit Losses) on January 1, 2020, which changed the way we estimate credit losses for loans and leases beginning after January 1, 2020.

The ACL on loans and leases represents management’s estimate of all expected credit losses over the expected contractual life of our existing portfolio loans and leases. Determining the appropriateness of the ACL on loans and leases is complex and requires judgment by management about the effect of matters that are inherently uncertain. Subsequent evaluations of the then-existing loan portfolio, in light of the factors then prevailing, may result in significant changes in the ACL on loans and leases in those future periods.

The provision for credit loss recorded through earnings is the amount necessary to maintain the ACL on loans and leases at the amount of expected credit losses within the loans and leases portfolio. The amount of expense and the corresponding level of ACL on loans and leases are based on management’s evaluation of the collectability of the loan and lease portfolio based on historical loss experience, reasonable and supportable forecasts, and other significant qualitative and quantitative factors. The ACL on loans and leases, as reported in our Consolidated Statements of Financial Condition, is adjusted by an expense for credit losses, which is recognized in earnings, and reduced by the charge-off of loan and lease amounts, net of recoveries.

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Management employs a disciplined process and methodology to establish the ACL on loans and leases that has two basic components: first, a collective (pooled) component for estimated expected credit losses for pools of loans and leases that share similar risk characteristics; and second, an asset-specific component involving individual loans and leases that do not share risk characteristics with other loans and leases and the measurement of expected credit losses for such individual loans.

Based upon this methodology, management establishes an asset-specific ACL on loans and leases that do not share risk characteristics with other loans and leases, which generally include nonaccrual loans and leases, TDRs, and PCD loans. The asset-specific ACL is based on the amount of expected credit losses calculated on those loans and leases and amounts determined to be uncollectible are charged off. Factors we consider in measuring the extent of expected credit loss include payment status, collateral value, borrower financial condition, guarantor support and the probability of collecting scheduled principal and interest payments when due.

When a loan or lease does not share risk characteristics with other loans or leases, they are individually evaluated for expected credit loss. For loans and leases that are not collateral-dependent, management measures expected credit loss as the difference between the amortized cost basis in the loan and the present value of expected future cash flows discounted at the loan’s effective interest rate. For collateral-dependent loans, expected credit loss is measured as the difference between the amortized cost basis in the loan and the fair value of the underlying collateral. The fair value of the collateral is adjusted for the estimated cost to sell if repayment or satisfaction of a loan is dependent on the sale (rather than only on the operation) of the collateral. If the calculated expected credit loss is determined to be permanent, fixed or nonrecoverable, the credit loss portion of the loan will be charged off against the ACL on loans and leases. Loans and leases designated as having significantly increased credit risk are generally placed on nonaccrual and remain in that status until all principal and interest payments are current and the prospects for future payments in accordance with the loan agreement are reasonably assured, at which point the loan is returned to accrual status.

In estimating the component of the ACL on loans and leases that share common risk characteristics, loans and leases are segregated into portfolio segments based on federal call report codes which classify loans and leases based on the primary collateral supporting the loan and lease. Methods utilized by management to estimate expected credit losses include 1) a DCF methodology that discounts instrument-level contractual cash flows, adjusted for prepayments and curtailments, incorporating loss expectations, and 2) a WARM methodology which contemplates expected losses at a pool-level, utilizing historic loss information.

Under both methodologies, management estimates the ACL on loans and leases using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. After the end of the reasonable and supportable forecast period, the loss rates revert to the long-term mean loss rate, or in the case of an input-driven predictive method, the long-term mean of the input, using a reversion period where applicable. Historical credit loss experience, including examination of loss experience at representative peer institutions when the Corporation’s own loss history does not result in estimations that are meaningful to users of the Corporation’s Consolidated Financial Statements, provides the basis for the estimation of expected credit losses. Adjustments to historical loss information are considered for differences in current loan-specific risk characteristics such as differences in underwriting standards, portfolio mix, delinquency level, or term as well as for changes in environmental conditions, such as changes in unemployment rates, property values, or other relevant factors.

The DCF methodology uses inputs of current and forecasted macroeconomic indicators to predict future loss rates. The current macroeconomic indicator utilized by the bank is the Pennsylvania unemployment rate. In building the CECL model utilized in the DCF methodology, a correlation between this indicator and historic loss levels was developed, enabling a prediction of future loss rates related to projections of future Pennsylvania unemployment rates. The portfolio segments utilizing the DCF methodology as of December 31, 2020 included: CRE - owner-occupied and nonowner-occupied loans, home equity lines of credit, residential mortgages (first and junior liens), construction loans and consumer loans.

The WARM methodology uses combined historic loss rates for the Bank and peer institutions, if necessary, gathered from Call Report filings. The selected period for which historic loss rates are used is dependent on management’s evaluation of current conditions and expectations of future loss conditions. The portfolio segments utilizing the WARM methodology as of December 31, 2020 included Commercial & Industrial loans and leases.

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As of December 31, 2020, management’s current and forecasted economic outlook, which is central to the calculation of the ACL, improved since the first quarter of 2020, when the impact of COVID-19 was initially incorporated into management’s current and forecasted economic outlook. Pennsylvania unemployment, which is used as the primary driver for forecasting future loss rates, has continued to improve during 2020 and is projected to continue on that path for the next four quarters. Following this 4-quarter forecast, the Pennsylvania unemployment rate will revert, immediately, to its long-term average.

In addition to these assumptions, management applied additional qualitative factors related to the negative impact of the pandemic on certain segments of the portfolio. These segments included the retail and hospitality sub-segments of the non-owner-occupied CRE segment. The hospitality sub-segment was particularly hard-hit by the sharp drop in travel for both business and leisure, while the retail sub-segment suffered a significant loss of revenue due to lockdowns as well as shoppers’ behavioral changes which favored online shopping as opposed to traditional brick-and-mortar purchases. These factors suggested a heightened probability of default for this type of borrower and was incorporated into the CECL model.

The following table presents the activity in, as well as the loan and lease balances that were evaluated for, ACL on loans and leases under the CECL methodology, as of or for the year ended December 31, 2020, by portfolio segment:

(dollars in thousands)	CRE - nonowner- occupied	CRE - owner- occupied	Home equity lines of credit	Residential mortgage - 1st liens	Residential mortgage - junior liens	Construction	Commercial & Industrial	Consumer	Leases	Total
ACL on loans and leases:
Balance, December 31, 2019 Prior to Adoption of ASC 326	$7,960	$2,825	$1,114	$2,501	$338	$1,230	$3,835	$438	$2,361	$22,602
Impact of Adopting ASC 326(1)	(467)	16	(46)	2,408	79	(359)	(159)	140	1,594	3,206
Loans and leases charged-off	(244)	(2,476)	(114)	(1,298)	-	-	(3,773)	(1,180)	(5,536)	(14,621)
Recoveries collected	12	365	4	165	-	4	244	138	1,691	2,623
PCL on loans and leases	12,121	6,252	448	4,006	(35)	1,832	7,940	789	6,546	39,899
Balance, December 31, 2020	$19,382	$6,982	$1,406	$7,782	$382	$2,707	$8,087	$325	$6,656	$53,709
Period-end ACL on loans and leases allocated to:
Individually evaluated for credit losses	-	-	-	54	167	-	-	33	955	1,209
Collectively evaluated for credit losses	19,382	6,982	1,406	7,728	215	2,707	8,087	292	5,701	52,500
Portfolio loan and lease balances:
Individually evaluated for credit losses	1,866	1,994	729	1,466	1,945	1,291	1,925	52	1,083	12,351
Collectively evaluated for credit losses	1,433,336	576,515	168,608	619,758	21,850	160,017	444,513	39,631	151,314	3,615,542
PCD loans	373	-	-	145	-	-	-	-	-	518
Portfolio loans and leases	$1,435,575	$578,509	$169,337	$621,369	$23,795	$161,308	$446,438	$39,683	$152,397	$3,628,411

(1) The Corporation adopted ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” on January 1, 2020. See Note 2, “Recent Accounting Pronouncements” in the accompanying Notes to the Consolidated Financial Statements in this Annual Report on Form 10-K.

37

The following table presents the activity in, as well as the loan and lease balances that were evaluated for, ACL on loans and leases under the incurred loss methodology, as of or for the year ended December 31, 2019, by portfolio segment:

(dollars in thousands)	CRE - nonowner- occupied	CRE - owner- occupied	Home equity lines of credit	Residential mortgage - 1st liens	Residential mortgage - junior liens	Construction	Commercial & Industrial	Consumer	Leases	Total
Balance, December 31, 2018	$5,856	$2,454	$1,140	$2,561	$364	$1,715	$3,166	$303	$1,867	$19,426
Loans and leases charged-off	(1,515)	(872)	(347)	(1,064)	(56)	-	(351)	(744)	(2,565)	(7,514)
Recoveries collected	1,081	2	106	26	4	4	138	110	714	2,185
PCL on loans and leases	2,538	1,241	215	978	26	(489)	882	769	2,345	8,505
Balance, December 31, 2019	$7,960	$2,825	$1,114	$2,501	$338	$1,230	$3,835	$438	$2,361	$22,602
Period-end ACL on loans and leases allocated to:
Individually evaluated for impairment	-	-	-	190	206	-		22	64	482
Collectively evaluated for impairment	7,961	2,825	1,114	2,310	132	1,230	3,835	416	2,297	22,120
Portfolio loan and lease balances:
Individually evaluated for impairment	383	4,160	636	4,711	2,319	-	2,335	85	1,090	15,719
Collectively evaluated for impairment	1,329,700	523,447	223,104	701,688	34,524	202,198	429,892	57,156	163,988	3,665,697
PCI loans	7,084	-	522	291	-	-	-	-	-	7,897
Portfolio loans and leases	$1,337,167	$527,607	$224,262	$706,690	$36,843	$202,198	$432,227	$57,241	$165,078	$3,689,313

As part of the process of determining the ACL for the different segments of the loan and lease portfolio, management considers certain credit quality indicators in order to assess the need for qualitative adjustments to the loss estimates forecast by the econometric modeling. Periodic reviews of loans are conducted by both in-house staff as well as external loan reviewers. The result of these reviews is reflected in the risk grade assigned to each loan. These internally assigned grades are as follows:

•     Pass - Loans considered satisfactory with no indications of deterioration.

•     Pass-Watch - Loans that are performing, but which may have a potential deficiency which the borrower appears to be managing or a possible deficiency in the future.

•     Special mention - Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

•     Substandard - Loans classified as substandard are inadequately protected by the current net worth and payment capacity of the obligor or of the collateral pledged, if any. Substandard loans have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

•     Doubtful - Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

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The following table details the amortized cost of portfolio loans and leases, by year of origination (for term loans) and by risk grade within each portfolio segment as of December 31, 2020, in accordance with ASC 326:

		Term Loans						Revolving Loans
		Amortized Cost Basis by Origination Year(1)						Amortized Cost Basis
(dollars in thousands)	Risk Rating	2020	2019	2018	2017	2016	2015 and Prior	Revolving Lines of Credit	Revolving Lines of Credit Converted to Term Loans	Total
	Pass	$300,611	$419,504	$148,685	$107,202	$97,429	$90,083	$49,290	$-	$1,212,804
	Pass-Watch	2,554	31,536	22,880	3,840	269	15,924	-	-	77,003
CRE - nonowner-occupied	Special Mention	13,287	-	17,243	3,752	5,734	1,157	-	-	41,173
	Substandard	13,048	29,365	12,817	1,425	42,826	5,114	-	-	104,595
	Total	$329,500	$480,405	$201,625	$116,219	$146,258	$112,278	$49,290	$-	$1,435,575
	Pass	$139,161	$118,159	$109,509	$64,885	$41,164	$42,943	$11,328	$-	$527,149
	Pass-Watch	177	2,348	4,972	7,171	3,437	1,203	-	-	19,308
CRE - owner-occupied	Special Mention	4,708	269	3,431	-	-	848	50	-	9,306
	Substandard	3,429	6,303	6,628	668	3,681	1,944	93	-	22,746
	Total	$147,475	$127,079	$124,540	$72,724	$48,282	$46,938	$11,471	$-	$578,509
	Pass	$3,432	$1,350	$-	$710	$276	$1,792	$160,226	$685	$168,471
Home equity lines of credit	Special Mention	38	-	-	-	-	-	99	-	137
	Substandard	-	263	25	100	-	304	37	-	729
	Total	$3,470	$1,613	$25	$810	$276	$2,096	$160,362	$685	$169,337
	Pass	$114,996	$116,842	$69,266	$62,757	$79,045	$166,519	$1,041	$-	$610,466
	Pass-Watch	-	469	-	-	374	260	-	-	1,103
Residential mortgage - 1st liens	Special Mention	-	-	340	-	-	7,388	-	-	7,728
	Substandard	878	78	-	115	927	74	-	-	2,072
	Total	$115,874	$117,389	$69,606	$62,872	$80,346	$174,241	$1,041	$-	$621,369
Residential mortgage - junior liens	Pass	$2,998	$4,218	$3,746	$3,243	$2,189	$7,101	$177	$-	$23,672
	Special Mention	-	-	38	-	-	-	-	-	38
	Substandard	-	-	-	-	-	85	-	-	85
	Total	$2,998	$4,218	$3,784	$3,243	$2,189	$7,186	$177	$-	$23,795
	Pass	$68,261	$53,857	$4,860	$1,983	$-	$4,844	$10,089	$-	$143,894
Construction	Pass-Watch	11,772	-	2,123	-	-	-	-	-	13,895
	Substandard	3,519	-	-	-	-	-	-	-	3,519
	Total	$83,552	$53,857	$6,983	$1,983	$-	$4,844	$10,089	$-	$161,308
	Pass	$121,768	$49,742	$61,056	$9,826	$27,362	$8,663	$87,166	$-	$365,583
	Pass-Watch	27,047	1,009	1,531	9,786	305	-	12,796	-	52,474
Commercial & Industrial	Special Mention	507	7,956	-	208	-	-	1,976	-	10,647
	Substandard	2,759	1,011	8,400	1,417	932	749	2,466	-	17,734
	Total	$152,081	$59,718	$70,987	$21,237	$28,599	$9,412	$104,404	$-	$446,438
	Pass	$1,307	$3,599	$1,715	$202	$12	$197	$31,990	$-	$39,022
Consumer	Substandard	631	18	12	-	-	-	-	-	661
	Total	$1,938	$3,617	$1,727	$202	$12	$197	$31,990	$-	$39,683
	Pass	$51,470	$56,707	$34,159	$7,923	$1,255	$11	$-	$-	$151,525
Leases	Substandard	-	293	459	110	10	-	-	-	872
	Total	$51,470	$57,000	$34,618	$8,033	$1,265	$11	$-	$-	$152,397
Total portfolio loans and leases		$888,358	$904,896	$513,895	$287,323	$307,227	$357,203	$368,824	$685	$3,628,411

(1) Year originated or renewed, whichever is more recent.

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As discussed in Section I, “ACL on Loans and Leases,” of Note 1, “Summary of Significant Accounting Policies,” management currently utilizes the Pennsylvania unemployment rate as a macroeconomic indicator to predict future loss rates based on historic correlations between movements in this rate and observed loss experience. Historically, the Corporation has had relatively nominal levels of adversely-rated loans. As such, a meaningful correlation between these adversely-rated loans and Pennsylvania unemployment rates is not available. As of December 31, 2020, management considered the recent downgrades in the risk ratings of certain subsegments of the CRE - nonowner-occupied loans, in particular, retail and hospitality, and applied a qualitative adjustment to estimate a larger ACL for these loan types.

The following tables detail the carrying value of all portfolio loans and leases by portfolio segment based on the credit quality indicators used to determine the ACL on loans as leases under the incurred loss methodology as of December 31, 2019:

	Credit Risk Profile by Internally Assigned Grade
As of December 31, 2019
(dollars in thousands)	Pass	Special Mention	Substandard	Doubtful	Total
CRE - nonowner-occupied	$1,293,230	$12,463	$31,474	$-	$1,337,167
CRE - owner-occupied	515,921	2,056	9,630	-	527,607
Home equity lines of credit	222,405	829	1,028	-	224,262
Residential mortgage - 1st liens	702,843	1,039	2,808	-	706,690
Residential mortgage - junior liens	36,760	-	83	-	36,843
Construction	196,231	-	5,967	-	202,198
Commercial & Industrial	418,636	3,535	10,056	-	432,227
Consumer	52,270	-	4,971	-	57,241
Leases	164,195	-	883	-	165,078
Total	$3,602,491	$19,922	$66,900	$-	$3,689,313

The following tables present the amortized cost basis of loans and leases on nonaccrual status and loans and leases past due over 89 days still accruing December 31, 2020, in accordance with ASC 326:

As of December 31, 2020
(dollars in thousands)	Nonaccrual with No ACL	Nonaccrual with ACL	Loans Past Due Over 89 Days Still Accruing
CRE - nonowner-occupied	$57	$-	$-
CRE - owner-occupied	1,659	-	-
Home equity lines of credit	729	-	-
Residential mortgage - 1st liens	99	-	-
Residential mortgage - junior liens	85	-	-
Construction	-	-	-
Commercial & Industrial	1,775	-	-
Consumer	-	30	-
Leases	-	872	-
Total non-performing loans and leases	$4,404	$902	$-
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For the year ended December 31, 2020, $122 thousand of interest income was recognized on nonaccrual loans and leases.

Collateral-dependent loans and leases for which the borrower is experiencing financial difficulty and repayment is expected to be provided substantially through the sale of the collateral are, in general, individually evaluated for credit losses. Identified shortfalls between the amortized cost of the individually evaluated loan or lease and the value, less selling costs, of the underlying collateral are charged against the ACL. In certain cases, when the loan or lease is serviced by a third-party, and management is unable to process a timely charge-down of the loan or lease, it will assess a specific ACL to the individual loan or lease. This ACL represents the shortfall between the amortized cost and realizable value of the collateral.

The following tables present the amortized cost basis of collateral-dependent loans and leases, indicating the type of collateral and the ACL determined through individual evaluation for credit loss under the CECL methodology, as of December 31, 2020:

As of December 31, 2020
(dollars in thousands)	Real Estate Collateral	Non-Real Estate Collateral	Individually Evaluated ACL
CRE - nonowner-occupied	$57	$-	$-
CRE - owner-occupied	1,659	-	-
Home equity lines of credit	729	-	-
Residential mortgage - 1st liens	99	-	-
Residential mortgage - junior liens	85	-	-
Construction	-	-	-
Commercial & Industrial	-	1,775	-
Consumer	-	30	30
Leases	-	872	814
Total collateral-dependent loans and leases	$2,629	$2,677	$844

The following table provides an analysis of the Corporation’s impaired loans as of December 31, 2019 under the incurred loss methodology:

As of December 31, 2019 (dollars in thousands)	Recorded Investment(2)	Principal Balance	Related ACL on loans and leases	Average Principal Balance
Impaired loans with related ACL:
Residential mortgage - 1st liens	$1,387	$1,387	$190	$1,402
Residential mortgage - junior liens	1,765	1,765	206	1,772
Consumer	43	43	22	44
Total	$3,195	$3,195	$418	$3,218
Impaired loans without related ACL(1):
CRE - nonowner-occupied	$383	$383	$-	$393
CRE - owner-occupied	4,159	5,127	-	5,218
Home equity lines of credit	636	636	-	645
Residential mortgage - 1st liens	3,325	3,610	-	3,647
Residential mortgage - junior liens	554	555	-	553
Commercial & Industrial	2,335	2,493	-	2,457
Consumer	42	57	-	45
Total	$11,434	$12,861	$-	$12,958
Grand total	$14,629	$16,056	$418	$16,176

(1) The table above does not include the recorded investment of $1.1 million of impaired leases with a $64 thousand related ACL on loans and leases.

(2) Recorded investment equals principal balance, net of deferred origination costs/fees and loan marks, less partial charge-offs and interest payments on non-performing loans that have been applied to principal.

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For the year ended December 31, 2019, $440 thousand of interest income was recognized on impaired loans and leases.

F. Troubled Debt Restructurings (“TDRs”)

The restructuring of a loan is considered a “troubled debt restructuring” if both of the following conditions are met: (i) the borrower is experiencing financial difficulties, and (ii) the creditor has granted a concession. The most common concessions granted include one or more modifications to the terms of the debt, such as (a) a reduction in the interest rate for the remaining life of the debt, (b) an extension of the maturity date at an interest rate lower than the current market rate for new debt with similar risk, (c) a temporary period of interest-only payments, (d) a reduction in the contractual payment amount for either a short period or remaining term of the loan, and (e) for leases, a reduced lease payment. A less common concession granted is the forgiveness of a portion of the principal.

The determination of whether a borrower is experiencing financial difficulties takes into account not only the current financial condition of the borrower, but also the potential financial condition of the borrower, were a concession not granted. Similarly, the determination of whether a concession has been granted is very subjective in nature. For example, simply extending the term of a loan at its original interest rate or even at a higher interest rate could be interpreted as a concession unless the borrower could readily obtain similar credit terms from a different lender.

The following table presents the balance of TDRs as of the indicated dates:

Troubled Debt Restructurings(1)
(dollars in thousands)	December 31, 2020	December 31, 2019
TDRs included in nonperforming loans and leases	$1,737	$3,018
TDRs in compliance with modified terms	7,046	5,071
Total TDRs	$8,783	$8,089

(1) The Corporation has entered into loan modifications with borrowers in response to the COVID-19 pandemic, which have not been classified as TDRs, and therefore are not included in the above table. For more information on the criteria for classifying loans as TDRs, see Note 1 - Summary of and Significant Accounting Policies to the Consolidated Financial Statements.

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The following table presents information regarding loans and leases categorized as TDRs for modifications made during the year ended December 31, 2020:

	For the Year Ended December 31, 2020
(dollars in thousands)	Number of Contracts	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
CRE - nonowner-occupied	2	$1,809	$1,809
CRE - owner-occupied	2	986	986
Construction	1	1,291	1,291
Commercial & Industrial	1	118	118
Leases	4	183	183
Total	10	$4,387	$4,387

The following table presents information regarding the types of loan and lease modifications made for the year ended December 31, 2020:

	Number of Contracts
	Loan Term Extension	Interest Rate Change and Term Extension	Term Extension and Interest- Only Period	Interest Rate Change and/or Interest- Only Period	Contractual Payment Reduction (Leases only)	Temporary Payment Deferral
CRE - nonowner-occupied	-	-	-	-	-	2
CRE - owner-occupied	2	-	-	-	-	-
Construction	-	-	1	-	-	-
Commercial & Industrial	1	-	-	-	-	-
Leases	-	-	-	-	4	-
Total	3	-	1	-	4	2

The following table presents information regarding loans and leases categorized as TDRs for modifications made during the year ended December 31, 2019:

	For the Year Ended December 31, 2019
(dollars in thousands)	Number of Contracts	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
CRE - nonowner-occupied	1	$184	$184
CRE - owner-occupied	1	1,287	1,287
Residential mortgage - junior lien	3	226	226
Commercial & Industrial	3	1,362	1,362
Leases	4	199	199
Total	12	3,259	3,259
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The following table presents information regarding the types of loan and lease modifications made for the year ended December 31, 2019:

	Number of Contracts
	Loan Term Extension	Interest Rate Change and Term Extension	Term Extension and Interest- Only Period	Interest Rate Change and/or Interest- Only Period	Contractual Payment Reduction (Leases only)	Temporary Payment Deferral
CRE - nonowner-occupied	1	-	-	-	-	-
CRE - owner-occupied	1	-	-	-	-	-
Residential mortgage - junior lien	-	3	-	-	-	-
Commercial & Industrial	1	-	-	2	-	-
Leases	-	-	-	-	4	-
Total	3	3	-	2	4	-

During the year ended December 31, 2020, one CRE - owner-occupied loan with a principal balance of $992 thousand, which had been previously modified to troubled debt restructuring, defaulted and was charged off.

Note 6 - Premises and Equipment

A summary of premises and equipment is as follows:

	December 31,
(dollars in thousands)	2020	2019
Land	$10,519	$11,219
Buildings	43,536	45,321
Furniture and equipment	48,127	48,311
Leasehold improvements	23,336	26,951
Construction in progress	1,135	1,389
Less: accumulated depreciation	(69,991)	(68,226)
Total	$56,662	$64,965

Depreciation and amortization expense related to the assets detailed in the above table for the years ended December 31, 2020, 2019, and 2018 amounted to $7.8 million, $7.8 million, and $6.6 million, respectively.

During the fourth quarter of 2020, the Corporation recognized a $2.3 million gain on sale of long-lived assets in connection with the sale of an owned office space building and its land. During the fourth quarter of 2020, the Corporation recognized $801 thousand of disposal expense of leasehold improvements and equipment primarily associated with the early termination of leased office space. The disposal expense was recorded within Occupancy and bank premises expenses on the Consolidated Statement of Income.

The Corporation performs impairment assessments for long-lived assets when events or changes in circumstances indicate that their carrying values may not be recoverable. During the fourth quarter of 2020, the Corporation recognized $150 thousand of impairment losses of leasehold improvements related to a planned branch closure. The recognized loss was recorded within Impairment of long-lived-assets on the Consolidated Statement of Income.

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Note 7 - Mortgage Servicing Rights

The following summarizes the Corporation’s activity related to MSRs for the years ended December 31:

(dollars in thousands)	2020	2019	2018
Balance, January 1	$4,450	$5,047	$5,861
Additions	-	-	16
Amortization	(1,225)	(576)	(803)
Impairment	(599)	(21)	(27)
Balance, December 31	$2,626	$4,450	$5,047
Fair value	$2,632	$4,838	$6,277
Residential mortgage loans serviced for others	$370,703	$502,832	$578,788

The following summarizes the Corporation’s activity related to changes in the impairment valuation allowance of MSRs for the years ended December 31:

(dollars in thousands)	2020	2019	2018
Balance, January 1	$(1,808)	$(1,787)	$(1,760)
Impairment	(652)	(70)	(103)
Recovery	53	49	76
Balance, December 31	$(2,407)	$(1,808)	$(1,787)

	December 31,
(dollars in thousands)	2020	2019
Fair value amount of MSRs	$2,632	$4,838
Weighted average life (in years)	4.9	6.0
Prepayment speeds (constant prepayment rate)(1)	13.1%	10.5%
Impact on fair value:
10% adverse change	$(141)	$(149)
20% adverse change	$(273)	$(297)
Discount rate	9.56%	9.55%
Impact on fair value:
10% adverse change	$(81)	$(166)
20% adverse change	$(156)	$(321)

(1) Represents the weighted average prepayment rate for the life of the MSR asset.

At December 31, 2020 and 2019, the fair value of the MSRs was $2.6 million and $4.8 million, respectively. The fair value of the MSRs for these dates was determined using values obtained from a third party which utilizes a valuation model which calculates the present value of estimated future servicing income. The model incorporates assumptions that market participants use in estimating future net servicing income, including estimates of prepayment speeds and discount rates. Mortgage loan prepayment speed is the annual rate at which borrowers are forecasted to repay their mortgage loan principal and is based on historical experience. The discount rate is used to determine the present value of future net servicing income. Another key assumption in the model is the required rate of return the market would expect for an asset with similar risk. These assumptions can, and generally will, change quarterly valuations as market conditions and interest rates change. Management reviews, annually, the process utilized by its independent third-party valuation experts.

These assumptions and sensitivities are hypothetical and should be used with caution. As the figures indicate, changes in fair value based on a 10% variation in assumptions generally cannot be extrapolated because the relationship of the change in assumptions to the change in fair value may not be linear. Also, the effect of a variation in a particular assumption on the fair value of the MSRs is calculated without changing any other assumption. In reality, changes in one factor may result in changes in another, which could magnify or counteract the sensitivities.

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Note 8 - Goodwill and Intangible Assets

The following table presents activity in the Corporation’s goodwill by its reporting units and finite-lived and indefinite-lived intangible assets, other than MSRs, for the years ended December 31, 2020 and 2019:

(dollars in thousands)	Balance December 31, 2019	Additions	Adjustments	Amortization	Balance December 31, 2020	Amortization Period
Goodwill - Wealth	$20,412	$-	$-	$-	$20,412	Indefinite
Goodwill - Banking	156,991	-	-	-	156,991	Indefinite
Goodwill - Insurance	6,609	-	-	-	6,609	Indefinite
Total Goodwill	$184,012	$-	$-	$-	$184,012
Core deposit intangible	4,598	-	-	(1,110)	3,488	10 years
Customer relationships	11,820	-	-	(1,808)	10,012	5 to 20 years
Non-compete agreements	911	-	-	(189)	722	5 to 10 years
Trade names	1,651	-	-	(460)	1,191	3 to 5 years
Domain name	151	-	-	-	151	Indefinite
Total Intangible Assets	$19,131	$-	$-	$(3,567)	$15,564
Grand Total	$203,143	$-	$-	$(3,567)	$199,576

(dollars in thousands)	Balance December 31, 2018	Additions	Adjustments	Amortization	Balance December 31, 2019	Amortization Period
Goodwill - Wealth	$20,412	$-	$-	$-	$20,412	Indefinite
Goodwill - Banking	156,991	-	-	-	156,991	Indefinite
Goodwill - Insurance	6,609	-	-	-	6,609	Indefinite
Total Goodwill	$184,012	$-	$-	$-	$184,012
Core deposit intangible	5,906	-	-	(1,308)	4,598	10 years
Customer relationships	13,607	18	-	(1,805)	11,820	5 to 20 years
Non-compete agreements	1,101	-	-	(190)	911	5 to 10 years
Trade names	2,149	-	-	(498)	1,651	3 to 5 years
Domain name	151	-	-	-	151	Indefinite
Favorable lease assets	541	-	(541)	-	-	1 to 16 years
Total Intangible Assets	$23,455	$18	$(541)	$(3,801)	$19,131
Grand total	$207,467	$18	$(541)	$(3,801)	$203,143

Management conducted its annual impairment tests for goodwill and indefinite-lived intangible assets as of October 31, 2020 using generally accepted valuation methods. Management determined that no impairment of goodwill or indefinite-lived intangible assets was identified as a result of the annual impairment analyses. Future impairment testing will be conducted each October 31, unless a triggering event occurs in the interim that would suggest possible impairment, in which case it would be tested as of the date of the triggering event. For the two months ended December 31, 2020, management determined there were no events that would necessitate impairment testing of goodwill or indefinite-lived intangible assets.

Amortization expense on finite-lived intangible assets was $3.6 million, $3.8 million, and $3.7 million for the years ended December 31, 2020, 2019, and 2018, respectively.

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The estimated aggregate amortization expense related to finite-lived intangible assets for each of the five succeeding fiscal years ending December 31 is:

(dollars in thousands)	Fiscal Year Amount
Fiscal year ending
2021	$3,343
2022	2,988
2023	2,593
2024	2,034
Thereafter	4,455

Note 9 - Other Real Estate Owned

The summary of the change in other real estate owned, which is included as a component of other assets on the Corporation’s Consolidated Balance Sheets, is as follows:

	December 31,
(dollars in thousands)	2020	2019
Balance January 1	$-	$417
Additions	386	87
Impairments	-	-
Sales	(386)	(504)
Balance December 31	$-	$-

The Corporation did not have any OREO as of December 31, 2020 and 2019, respectively.

Note 10 - Deposits

A. The following table details the components of deposits:

	As of December 31,
(dollars in thousands)	2020	2019
Interest-bearing demand	$885,802	$944,915
Money market	1,163,620	1,106,478
Savings	282,406	220,450
Retail time deposits	331,527	405,123
Wholesale non-maturity deposits	275,011	177,865
Wholesale time deposits	36,045	89,241
Total interest-bearing deposits	$2,974,411	$2,944,072
Noninterest-bearing deposits	1,401,843	898,173
Total deposits	$4,376,254	$3,842,245

The aggregate amount of deposit and mortgage escrow overdrafts included as loans were $631 thousand and $529 thousand as of December 31, 2020 and 2019, respectively.

The aggregate amount of time deposits in denominations over $250 thousand were $66.8 million and $130.1 million as of December 31, 2020 and 2019, respectively.

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B. The following tables detail the maturities of retail time deposits:

	As of December 31, 2020
(dollars in thousands)	Less than $100	$100 or more
Maturing during:
2021	$113,606	$155,824
2022	18,555	22,742
2023	3,974	2,996
2024	3,062	2,811
2025 and thereafter	3,634	4,323
Total	$142,831	$188,696

C. The following tables detail the maturities of wholesale time deposits:

	As of December 31, 2020
(dollars in thousands)	Less than $100	$100 or more
Maturing during:
2021	$99	$394
2022	-	5,636
2023	-	29,916
Total	$99	$35,946

Note 11 - Short-Term Borrowings and Long-Term FHLB Advances

A. Short-term borrowings

The Corporation’s short-term borrowings (original maturity of one year or less), which consist of funds obtained from overnight repurchase agreements with commercial customers, FHLB advances with original maturities of one year or less, and overnight fed funds, are detailed below.

A summary of short-term borrowings is as follows:

	As of December 31,
(dollars in thousands)	2020	2019
Repurchase agreements(1) - commercial customers	$38,836	$10,819
Short-term FHLB advances	33,325	482,400
Total short-term borrowings	$72,161	$493,219

(1) Overnight repurchase agreements with no expiration date.

The following table sets forth information concerning short-term borrowings:

	As of or For the Year Ended December 31,
(dollars in thousands)	2020	2019
Balance at period-end	$72,161	$493,219
Maximum amount outstanding at any month end	$174,431	$493,219
Average balance outstanding during the period	$83,733	$129,545
Weighted-average interest rate:
As of the period-end	0.26%	1.82%
Paid during the period	0.84%	2.07%

Average balances outstanding during the year represent daily average balances and average interest rates represent interest expense divided by the related average balance.

48

B. Long-term FHLB Advances

The following table presents the remaining periods until maturity of long-term FHLB advances (original maturities exceeding one year):

	As of December 31,
(dollars in thousands)	2020	2019
Within one year	$39,906	$12,363
Over one year through five years	-	39,906
Total	$39,906	$52,269

The following table presents rate and maturity information on long-term FHLB advances:

(dollars in thousands)	Maturity Range(1)		Weighted Average	Coupon Rate(1)		Balance at December 31,
Description	From	To	Rate(1)	From	To	2020	2019
Bullet maturity - fixed rate	8/24/2021	11/12/2021	1.68%	1.40%	1.85%	$39,906	$52,269

(1) Maturity range, weighted average rate and coupon rate range refers to December 31, 2020 balances.

C. Other Borrowings Information

In connection with its FHLB borrowings, the Corporation is required to hold the capital stock of the FHLB. The amount of capital stock held was $12.7 million at July 12, 1905, and $23.7 million at July 11, 1905. The carrying amount of the FHLB stock approximates its redemption value.

The level of required investment in FHLB stock is based on the balance of outstanding loans the Corporation has from the FHLB. Although FHLB stock is a financial instrument that represents an equity interest in the FHLB, it does not have a readily determinable fair value. FHLB stock is generally viewed as a long-term investment. Accordingly, when evaluating FHLB stock for impairment, its value should be determined based on the ultimate recoverability of the par value rather than by recognizing temporary declines in value.

The Corporation had a maximum borrowing capacity with the FHLB of $1.77 billion as of July 12, 1905 of which the unused capacity was $1.70 billion. In addition, there were $74.0 million in the overnight federal funds line available and $127.7 million of Federal Reserve Discount Window capacity.

Note 12 - Subordinated Notes

On December 13, 2017, BMBC completed the issuance of $70.0 million in aggregate principal amount of fixed-to-floating rate subordinated notes due 2027 (the “2027 Notes”) in an underwritten public offering. On August 6, 2015, BMBC completed the issuance of $30.0 million in aggregate principal amount of fixed-to-floating rate subordinated notes due 2025 (the “2025 Notes”) in a private placement transaction to institutional accredited investors. The subordinated notes qualify as Tier 2 capital for regulatory capital purposes, subject to applicable limitations.

The following tables detail the subordinated notes, including debt issuance costs, as of December 31, 2020 and 2019:

	December 31, 2020		December 31, 2019
(dollars in thousands)	Balance	Rate(1)(2)	Balance	Rate(1)(2)
Subordinated notes - due 2027	$69,133	4.25%	$69,009	4.25%
Subordinated notes - due 2025	29,750	3.29%	29,696	4.75%
Total subordinated notes	$98,883		$98,705

(1) The 2027 Notes bear interest at an annual fixed rate of 4.25% from the date of issuance until and including December 14, 2022, and will thereafter bear interest at a variable rate that will reset quarterly to a level equal to the then-current three-month LIBOR rate plus 2.050% until December 15, 2027, or any early redemption date.

(2) The 2025 Notes were bearing interest at an annual fixed rate of 4.75% from the date of issuance until and including August 14, 2020, and thereafter bear interest at a variable rate that will reset quarterly to a level equal to the then-current three-month LIBOR rate plus 3.068% until August 15, 2025, or any early redemption date.

49

Note 13 - Junior Subordinated Debentures

In connection with the RBPI Merger, the Corporation acquired Royal Bancshares Capital Trust I (“Trust I”) and Royal Bancshares Capital Trust II (“Trust II”) (collectively, the “Trusts”), which were utilized for the sole purpose of issuing and selling capital securities representing preferred beneficial interests. Although BMBC owns $774 thousand of the common securities of Trust I and Trust II, the Trusts are not consolidated into the Corporation’s consolidated financial statements as the Corporation is not deemed to be the primary beneficiary of these entities. In connection with the issuance and sale of the capital securities, RBPI issued, and BMBC assumed as a result of the RBPI Merger, junior subordinated debentures to the Trusts of $10.7 million each, totaling $21.4 million. The junior subordinated debentures incur interest at a coupon rate of 2.37% as of December 31, 2020. The rate resets quarterly based on 3-month LIBOR plus 2.15%.

Each of Trust I and Trust II issued an aggregate principal amount of $12.5 million of capital securities initially bearing fixed and/or fixed/floating interest rates corresponding to the debt securities held by each trust to an unaffiliated investment vehicle and an aggregate principal amount of $387 thousand of common securities bearing fixed and/or fixed/floating interest rates corresponding to the debt securities held by each trust to BMBC. As a result of the RBPI Merger, BMBC has fully and unconditionally guaranteed all of the obligations of the Trusts, including any distributions and payments on liquidation or redemption of the capital securities.

The rights of holders of common securities of the Trusts are subordinate to the rights of the holders of capital securities only in the event of a default; otherwise, the common securities’ economic and voting rights are pari passu with the capital securities. The capital and common securities of the Trusts are subject to mandatory redemption upon the maturity or call of the junior subordinated debentures held by each. Unless earlier dissolved, the Trusts will dissolve on December 15, 2034. The junior subordinated debentures are the sole assets of Trusts, mature on December 15, 2034, and may be called at par by BMBC any time. The Corporation records its investments in the Trusts’ common securities of $387 thousand each as investments in unconsolidated entities and records dividend income upon declaration by Trust I and Trust II.

Note 14 - Operating Leases

The Corporation’s operating leases consist of various retail branch locations and corporate offices. As of December 31, 2020, the Corporation’s leases have remaining lease terms ranging from three months to twenty-one years, three months, including extension options that the Corporation is reasonably certain will be exercised.

The Corporation’s leases include fixed rental payments, and certain of our leases also include variable rental payments where lease payments may increase at pre-determined dates based on the change in the consumer price index. The Corporation’s lease agreements include gross leases as well as leases in which we make separate payments to the lessor for items such as the property taxes assessed on the property or a portion of the common area maintenance associated with the property. We have elected the practical expedient not to separate lease and non-lease components for all of our building leases. The Corporation also elected to not recognize ROU assets and lease liabilities for short-term leases, which consist of certain leases of the Corporation’s limited-hour retirement community offices.

The following table details the Corporation’s ROU assets and related lease liabilities as of December 31, 2020 and 2019:

	As of December 31,
(dollars in thousands)	2020	2019
Operating lease right-of-use assets	$34,601	$40,961
Operating lease liabilities	40,284	45,258
50

The components of lease expense were as follows:

	Year Ended December 31,
(dollars in thousands)	2020	2019
Operating lease expense	$4,773	$5,295
Short term lease expense	59	59
Variable lease expense	1,295	1,795
Sublease income	(36)	(32)
Total lease expense	$6,091	$7,117

The Corporation performs impairment assessments for ROU assets when events or changes in circumstances indicate that their carrying values may not be recoverable. In addition to the lease costs disclosed in the table above, during the fourth quarter of 2020, the Corporation recognized a $1.5 million impairment loss for an ROU asset related to a planned branch closure. The recognized loss was recorded within Impairment of long-lived-assets on the Consolidated Statement of Income.

Supplemental cash flow information related to leases was as follows:

	Year Ended December 31,
(dollars in thousands)	2020	2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$4,705	$5,174
ROU assets obtained in exchange for lease liabilities	-	44,609
Reductions to ROU assets resulting from reductions to lease obligations	(1,818)	-

Maturities of operating lease liabilities under FASB ASC 842 “Leases” as of December 31, 2020 are as follows:

(dollars in thousands)	December 31, 2020
2021	$4,176
2022	3,924
2023	3,771
2024	3,793
2025	3,859
2026 and thereafter	32,548
Total lease payments	52,071
Less: imputed interest	11,787
Present value of operating lease liabilities	$40,284

As of December 31, 2020, the weighted-average remaining lease term, including extension options that the Corporation is reasonably certain will be exercised, for all operating leases is 13.93 years.

Because we generally do not have access to the rate implicit in the lease, we utilize our incremental borrowing rate as the discount rate. The weighted average discount rate associated with operating leases as of December 31, 2020 is 3.59%.

As of December 31, 2020, the Corporation had not entered into any material leases that have not yet commenced.

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Note 15 - Derivatives and Hedging Activities

Derivative financial instruments involve, to varying degrees, interest rate, market and credit risk. Management manages these risks as part of its asset and liability management process and through credit policies and procedures. Management seeks to minimize counterparty credit risk by establishing credit limits and collateral agreements and utilizes certain derivative financial instruments to enhance its ability to manage interest rate risk that exists as part of its ongoing business operations. The derivative transactions entered into by the Corporation are an economic hedge of a derivative offerings to Bank customers. The Corporation does not use derivative financial instruments for trading purposes.

Customer Derivatives - Interest Rate Swaps. The Corporation enters into interest rate swaps with commercial loan customers and correspondent banks wishing to manage interest rate risk. The Corporation then enters into corresponding swap agreements with swap dealer counterparties to economically hedge the exposure arising from these contracts. The interest rate swaps with both the customers and third parties are not designated as hedges under FASB ASC 815 and are marked to market through earnings. As the interest rate swaps are structured to offset each other, changes to the underlying benchmark interest rates considered in the valuation of these instruments do not result in an impact to earnings; however, there may be fair value adjustments related to credit quality variations between counterparties, which may impact earnings as required by FASB ASC 820. As of December 31, 2020, there were no fair value adjustments related to credit quality.

Foreign Exchange Forward Contracts. The Corporation enters into foreign exchange forward contracts (“FX forwards”) with customers to exchange one currency for another on an agreed date in the future at an agreed exchange rate. The Corporation then enters into corresponding FX forwards with swap dealer counterparties to economically hedge its exposure on the exchange rate component of the customer agreements. The FX forwards with both the customers and third parties are not designated as hedges under FASB ASC 815 and are marked to market through earnings. Exposure to gains and losses on these contracts increase or decrease over their respective lives as currency exchange and interest rates fluctuate. As the FX forwards are structured to offset each other, changes to the underlying term structure of currency exchange rates considered in the valuation of these instruments do not result in an impact to earnings; however, there may be fair value adjustments related to credit quality variations between counterparties, which may impact earnings as required by FASB ASC 820. As of December 31, 2020, there were no fair value adjustments related to credit quality.

Risk Participation Agreements. The Corporation may enter into a risk participation agreement (“RPA”) with another institution as a means to assume a portion of the credit risk associated with a loan structure which includes a derivative instrument, in exchange for fee income commensurate with the risk assumed. This type of derivative is referred to as an “RPA sold.” In addition, in an effort to reduce the credit risk associated with an interest rate swap agreement with a borrower for whom the Corporation has provided a loan structured with a derivative, the Corporation may purchase an RPA from an institution participating in the facility in exchange for a fee commensurate with the risk shared. This type of derivative is referred to as an “RPA purchased.”

The following tables detail the derivative instruments as of December 31, 2020 and December 31, 2019:

	Asset Derivatives		Liability Derivatives
(dollars in thousands)	Notional Amount	Fair Value	Notional Amount	Fair Value
Derivatives not designated as hedging instruments
As of December 31, 2020:
Customer derivatives - interest rate swaps	$1,102,753	$113,848	$1,102,753	$113,848
FX Forwards	9,146	52	9,856	70
RPAs sold	-	-	33,111	30
RPAs purchased	55,415	342	-	-
Total derivatives	$1,167,314	$114,242	$1,145,720	$113,948

As of December 31, 2019:
Customer derivatives - interest rate swaps	$790,209	$47,627	$790,209	$47,627
FX Forwards	-	-	-	-
RPAs sold	-	-	4,232	16
RPAs purchased	20,249	90	-	-
Total derivatives	$810,458	$47,717	$794,441	$47,643
52

The Corporation has International Swaps and Derivatives Association agreements with third parties that requires a minimum dollar transfer amount upon a margin call. This requirement is dependent on certain specified credit measures. The amount of collateral posted with third parties at December 31, 2020 and December 31, 2019 was $124.8 million and $63.8 million, respectively. The amount of collateral posted with third parties is deemed to be sufficient to collateralize both the fair market value change as well as any additional amounts that may be required as a result of a change in the specified credit measures. The aggregate fair value of all derivative financial instruments in a liability position with credit measure contingencies and entered into with third parties was $113.2 million and $46.7 million as of December 31, 2020 and December 31, 2019, respectively.

Note 16 - Pension and Postretirement Benefit Plans

A. General Overview - The Corporation sponsors two non-qualified defined-benefit supplemental executive retirement plans (“SERP I” and “SERP II”) which are restricted to certain senior officers of the Corporation and a postretirement benefit plan (“PRBP”) that covers certain retired employees and a group of current employees.

Effective March 31, 2008, the Corporation amended SERP I to freeze further increases in the defined benefit amounts to all participants. Effective March 31, 2013, the Corporation curtailed SERP II, as further increases to the defined benefit amounts to over 20% of the participants were frozen. The PRBP was closed to new participants in 1994. In 2007, the Corporation amended the PRBP to allow for settlement of obligations to certain current and retired employees. Certain retired participant obligations were settled in 2007 and current employee obligations were settled in 2008.

The following table provides information with respect to our SERP and PRBP, including benefit obligations and funded status, net periodic pension costs, plan assets, cash flows, amortization information and other accounting items.

B. Actuarial Assumptions used to determine benefit obligations as of December 31 of the years indicated:

	SERP I and SERP II		PRBP
	2020	2019	2020	2019
Discount rate	2.00%	2.80%	0.95%	2.20%
Rate of increase for future compensation	N/A	N/A	N/A	N/A
Expected long-term rate of return on plan assets	N/A	N/A	N/A	N/A
53

C. Changes in Benefit Obligations and Plan Assets:

	SERP I & SERP II		PRBP
(dollars in thousands)	2020	2019	2020	2019
Change in benefit obligations
Benefit obligation at January 1	$5,158	$4,687	$235	$241
Service cost	-	-	-	-
Interest cost	140	179	5	8
Plan participants contribution	-	-	36	38
Actuarial loss	439	595	4	40
Settlements	-	-	-	-
Benefits paid	(347)	(303)	(80)	(92)
Benefit obligation at December 31	$5,390	$5,158	$200	$235
Change in plan assets
Fair value of plan assets at January 1	$-	$-	$-	$-
Actual return on plan assets	-	-	-	-
Settlements	-	-	-	-
Excess assets transferred to defined contribution plan	-	-	-	-
Employer contribution	347	303	44	54
Plan participants’ contribution	-	-	36	38
Benefits paid	(347)	(303)	(80)	(92)
Fair value of plan assets at December 31	$-	$-	$-	$-
Funded status at year end (plan assets less benefit obligations)	$(5,390)	$(5,158)	$(200)	$(235)

	For the Year Ended December 31,
	SERP I & SERP II		PRBP
	2020	2019	2020	2019
Amounts included in the Consolidated Balance Sheet as Other liabilities and accumulated other comprehensive income including the following:
Accrued liability	$(2,998)	$(3,112)	$(84)	$(99)
Net actuarial loss	(2,392)	(2,046)	(116)	(136)
Prior service cost	-	-	-	-
Unrecognized net initial obligation	-	-	-	-
Net included in Other liabilities in the Consolidated Balance Sheets	$(5,390)	$(5,158)	$(200)	$(235)

D. The following tables provide the components of net periodic pension costs for the periods indicated:

SERP I and SERP II Periodic Pension Cost	For the Year Ended December 31,
(dollars in thousands)	2020	2019	2018
Service cost	$-	$-	$-
Interest cost	140	179	160
Amortization of prior service cost	-	-	-
Recognition of net actuarial loss	94	62	70
Net periodic pension cost	$234	$241	$230

PRBP Net Periodic Pension Cost	For the Year Ended December 31,
(dollars in thousands)	2020	2019	2018
Service cost	$-	$-	$-
Interest cost	5	8	9
Amortization of prior service cost	-	-	-
Recognition of net actuarial loss	24	17	30
Net periodic pension cost	$29	$25	$39

	For the Year Ended December 31,
Discount Rate Used in the Calculation of Periodic Pension Costs	2020	2019	2018
SERP I and SERP II	2.80%	3.95%	3.30%
PRBP	2.20%	3.45%	2.75%
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E. Plan Assets:

The PRBP, SERP I and SERP II are unfunded plans and, as such, have no related plan assets.

F. Cash Flows

The following benefit payments, which reflect expected future service, are expected to be paid over the next ten years:

(dollars in thousands)	SERP I & SERP II	PRBP
Fiscal year ending
2021	$342	$43
2022	338	35
2023	346	29
2024	354	24
2025	347	19
2026 - 2030	1,565	46

G. Other Pension and Post Retirement Benefit Information

In 2005, the Corporation placed a cap on the future annual benefit payable through the PRBP. This cap is equal to 120% of the 2005 annual benefit.

H. Expected Contribution to be Paid in the Next Fiscal Year

The 2021 expected contribution for the SERP I and SERP II is $342 thousand.

I. Actuarial Losses

As indicated in section C of this footnote, the Corporation’s pension plans had cumulative actuarial losses as of December 31, 2020 that will result in an increase in the Corporation’s future pension expense because such losses at each measurement date exceed 10% of the greater of the projected benefit obligation or the market-related value of the plan assets. In accordance with GAAP, net unrecognized gains or losses that exceed that threshold are required to be amortized over the expected service period of active employees, and are included as a component of net pension cost. Amortization of these net actuarial losses has the effect of increasing the Corporation’s pension costs as shown on the table in section D of this footnote.

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Note 17 - Income Taxes

A. Components of Net Deferred Tax Asset:

	December 31,
(dollars in thousands)	2020	2019
Deferred tax assets:
Loan and lease loss reserve	$11,838	$5,128
Other reserves	3,089	3,619
Net operating loss carry-forward	6,485	8,107
Alternative minimum tax credits	559	833
Operating lease liabilities	8,747	10,030
Defined benefit plans	1,527	1,505
RBPI Merger Fair Values	102	647
Total deferred tax asset	$32,347	$29,869
Deferred tax liabilities:
Intangibles and other amortizing fair value adjustments	$5,167	$5,154
Originated MSRs	570	969
Unrealized appreciation of available for sale securities	2,912	1,040
Operating lease right-of-use assets	7,536	8,948
Deferred loan costs	717	909
Other reserves	1,144	1,166
Total deferred tax liability	$18,046	$18,186
Total net deferred tax asset	$14,301	$11,683

Not included in the table above are deferred tax assets for state net operating losses and unrealized capital losses for partnership investments and their respective valuation allowance of $515 thousand and $606 thousand. The state net operating losses of our leasing subsidiary as of December 31, 2020 will expire between 2025 and 2037.

B. The provision for income taxes consists of the following:

	December 31,
(dollars in thousands)	2020	2019	2018
Current	$12,534	$14,068	$4,326
Deferred	(3,678)	1,539	9,839
Total	$8,856	$15,607	$14,165

C. Applicable income taxes differed from the amount derived by applying the statutory federal tax rate to income as follows:

(dollars in thousands)	2020	Tax Rate	2019	Tax Rate	2018	Tax Rate
Computed tax expense at statutory federal rate	$8,684	21.0%	$15,711	21.0%	$16,371	21.0%
Tax-exempt income	(384)	(0.9)%	(562)	(0.8)%	(470)	(0.6)%
State tax (net of federal tax benefit)	808	1.9%	1,045	1.4%	874	1.1%
Excess tax benefit - stock based compensation	114	0.3%	(144)	(0.2)%	(848)	(1.1)%
Adjustment to net deferred tax assets for enacted changes in tax laws, rates and return to provision adjustments	-	-%	-	-%	(1,895)	(2.4)%
Other, net	(366)	(0.9)%	(443)	(0.5)%	133	0.2%
Total income tax expense	$8,856	21.4%	$15,607	20.9%	$14,165	18.2%
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D. Tax Law Changes - Impact to Tax Expense

With the enactment of the Tax Cuts and Jobs Act (“Tax Reform” or the “Tax Act”) on December 22, 2017, the federal corporate income tax rate was reduced from 35% to 21% effective January 1, 2018. During 2018, we recorded certain tax provision to tax return true-up adjustments associated with items that were finalized as part of our 2017 tax return filing. We recorded a $2.5 million tax benefit in 2018, primarily for deferred tax temporary difference items that were claimed on the 2017 tax return at a 35% federal tax rate that were recorded at December 31, 2017 as anticipating being deducted at a 21% federal tax rate. Also during 2018, as a result of additional purchase accounting adjustments during the year, $611 thousand of such purchase accounting adjustments were charged to income tax expense as a result of reducing their original 35% tax benefit to the new 21% tax rate in effect for 2018. There were no remaining provisional items as of December 31, 2018.

Under ASC 740, Income Taxes, the effect of income tax law changes on deferred taxes should be recognized as a component of income tax expense related to continuing operations in the period in which the law is enacted. This requirement applies not only to items initially recognized in continuing operations, but also to items initially recognized in other comprehensive income. The income tax expense recognized as a result of Tax Reform is as follows:

	Year Ended December 31,
(dollars in thousands)	2020	2019	2018
Deferred taxes related to items recognized in continuing operations	$-	$-	$(1,895)
Deferred taxes on net actuarial loss on defined benefit post-retirement benefit plans	-	-	-
Deferred taxes on net unrealized losses on available for sale investment securities	-	-	-
Total income tax (benefit) / expense related to Tax Reform	$-	$-	$(1,895)

The CARES Act grants potential tax relief and liquidity to businesses, including corporate tax provisions that: temporarily allow for the carryback of net operating losses and remove limitations on the use of loss carryforwards, increase interest expense deduction limitations, and allow accelerated depreciation deductions on certain asset improvements. The tax relief under the CARES Act had no material impact to our Consolidated Financial Statements and related disclosures.

E. Other Income Tax Information

In accordance with the provisions of ASC 740, “Accounting for Uncertainty in Income Taxes”, management recognizes the financial statement benefit of a tax position only after determining that the Corporation would more likely than not sustain the position following an examination. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon settlement with the relevant tax authority. Management applied these criteria to tax positions for which the statute of limitations remained open.

There were no reserves for uncertain tax positions recorded during the years ended December 31, 2020, 2019 or 2018.

The Corporation is subject to income taxes in the U.S. federal jurisdiction, and in multiple state jurisdictions. The Corporation is no longer subject to U.S. federal income tax examination by tax authorities for the years before 2017.

The Corporation’s policy is to record interest and penalties on uncertain tax positions as income tax expense. No interest or penalties were accrued in 2020.

As a result of the adoption of ASC 326 on January 1, 2020, the tax impact relating to the incremental provision for expected credit losses from financial assets held at amortized cost has been reflected as a credit to retained earnings to reflect the tax impact of increased credit reserves. Accordingly, $745 thousand of such impact has been reflected as an income tax credit and deferred tax asset on the Corporation’s Consolidated Statements of Financial Condition. For further information on the adoption of ASC 326, see Note 2, “Recent Accounting Pronouncements,” in the accompanying Notes to the Consolidated Financial Statements in this Annual Report on Form 10-K.

As of December 31, 2020, the Corporation has net operating loss (“NOL”) carry-forwards for federal income tax purposes of $30.9 million, all of which relate to the RBPI Merger which are subject to an annual usage limitation of approximately $2.7 million. Management estimates it will be able to utilize an additional $5.0 million per year of the NOLs acquired in the RBPI Merger for a five-year period subsequent to December 15, 2017 due to the existence of net unrealized built-in gains (“NUBIG”) under IRC Section 382, these NOLs will begin to expire in 2030. In addition, the Corporation has alternative minimum tax (“AMT”) credits of $559 thousand, approximately $532 thousand of which are related to the RBPI Merger. The credit amounts do not expire. The amount of AMT credits that can be used per year are limited under IRC section 383. The Corporation has determined that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax asset related to these amounts.

As a result of the July 1, 2010 merger with FKF, the Corporation succeeded to $2.5 million of tax bad debt reserves that existed at FKF as of June 30, 2010. As of December 31, 2020, the Corporation has not recognized a deferred income tax liability with respect to these reserves. These reserves could be recognized as taxable income and create a current and/or deferred tax liability at the income tax rates then in effect if one of the following conditions occurs: (1) the Bank’s retained earnings represented by this reserve are used for distributions, in liquidation, or for any other purpose other than to absorb losses from bad debts; (2) the Bank fails to qualify as a bank, as provided by the Internal Revenue Code; or (3) there is a change in federal tax law.

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Note 18 - Accumulated Other Comprehensive Income (Loss)

The following table details the components of accumulated other comprehensive income (loss) for the years ended December 31, 2020, 2019 and 2018:

(dollars in thousands)	Net Change in Unrealized Gains on Available for Sale Investment Securities	Net Change in Unfunded Pension Liability	Accumulated Other Comprehensive (Loss) Income
Balance, December 31, 2017	$(2,861)	$(1,553)	$(4,414)
Other comprehensive (loss) income	(3,368)	269	(3,099)
Balance, December 31, 2018	(6,229)	(1,284)	(7,513)
Other comprehensive income (loss)	10,139	(439)	9,700
Balance, December 31, 2019	3,910	(1,723)	2,187
Other comprehensive income (loss)	7,044	(283)	6,761
Balance, December 31, 2020	$10,954	$(2,006)	$8,948

The following tables detail the amounts reclassified from each component of accumulated other comprehensive income (loss) for the years ended December 31, 2020, 2019 and 2018:

	Amount Reclassified from Accumulated Other Comprehensive Income (Loss)
Description of Accumulated Other Comprehensive Income (Loss) Component	For the Year Ended December 31,			Affected Income Statement Category
(dollars in thousands)	2020	2019	2018
Net unrealized gain on investment securities available for sale:
Realization of gain on sale of investment securities available for sale	$-	$-	$(7)	Net gain on sale of investment securities available for sale
Realization of gain on transfer of investment securities available for sale to trading	-	-	(417)	Other operating income
Total	$-	$-	$(424)
Income tax effect	-	-	89	Income tax expense
Net of income tax	$-	$-	$(335)	Net income

Unfunded pension liability:
Amortization of net loss included in net periodic pension costs(1)	$118	$79	$100	Other operating expenses
Income tax effect	(25)	(17)	(21)	Income tax expense
Net of income tax	$93	$62	$79	Net income

(1) Accumulated other comprehensive loss components are included in the computation of net periodic pension cost. See Note 16, “Pension and Postretirement Benefit Plans,” in the accompanying Notes to the Consolidated Financial Statements in this Annual Report on Form 10-K.

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Note 19 - Earnings per Common Share

The calculation of basic earnings per share and diluted earnings per share is presented below:

	Year Ended December 31,
(dollars in thousands, except share and per share data)	2020	2019	2018
Numerator:
Net income available to common shareholders	$32,573	$59,206	$63,792
Denominator for basic earnings per share - Weighted average shares outstanding(1)	19,970,921	20,142,306	20,234,792
Effect of dilutive potential common shares	71,424	91,065	155,375
Denominator for diluted earnings per share - Adjusted weighted average shares outstanding	20,042,345	20,233,371	20,390,167
Basic earnings per share	$1.63	$2.94	$3.15
Diluted earnings per share	1.63	2.93	3.13
Antidilutive shares excluded from computation of average dilutive earnings per share	34,792	3,671	19,422

(1) Excludes restricted stock.

All weighted average shares, actual shares and per share information in the financial statements have been adjusted retroactively for the effect of stock dividends and splits. See Section T, “Earnings per Common Share” of Note 1, “Summary of Significant Accounting Policies,” in the accompanying Notes to the Consolidated Financial Statements in this Annual Report on Form 10-K for a discussion on the calculation of earnings per share.

Note 20 - Revenue from Contracts with Customers

All of the Corporation’s revenue from contracts with customers in the scope of ASC 606 is recognized within noninterest income. The following table presents the Corporation’s noninterest income by revenue stream and reportable segment for the years ended December 31, 2020 and 2019 and 2018, respectively. Items outside the scope of ASC 606 are noted as such.

	For the Year Ended December 31,
	2020			2019			2018
(dollars in thousands)	Banking	Wealth Management	Consolidated	Banking	Wealth Management	Consolidated	Banking	Wealth Management	Consolidated
Fees for wealth management services	$-	$44,532	$44,532	$-	$44,400	$44,400	$-	$42,326	$42,326
Insurance commissions	-	5,911	5,911	-	6,877	6,877	-	6,808	6,808
Capital markets revenue(1)	9,491	-	9,491	11,276	-	11,276	4,848	-	4,848
Service charges on deposit accounts	2,868	-	2,868	3,374	-	3,374	2,989	-	2,989
Loan servicing and other fees(1)	1,646	-	1,646	2,206	-	2,206	2,259	-	2,259
Net gain on sale of loans(1)	5,779	-	5,779	2,342	-	2,342	3,283	-	3,283
Net gain on sale of investment securities available for sale(1)	-	-	-	-	-	-	7	-	7
Net gain on sale of long-lived assets(1)	2,297	-	2,297	-	-	-	-	-	-
Net gain (loss) on sale of OREO	148	-	148	(84)	-	(84)	295	-	295
Dividends on FHLB and FRB stock(1)	1,151	-	1,151	1,505	-	1,505	1,621	-	1,621
Other operating income(2)	8,020	128	8,148	10,182	106	10,288	11,360	186	11,546
Total noninterest income	$31,400	$50,571	$81,971	$30,801	$51,383	$82,184	$26,662	$49,320	$75,982

(1) Not within the scope of ASC 606.

(2) Other operating income includes Visa debit card income, safe deposit box rentals, and rent income totaling $3.1 million, $2.2 million and $2.2 million for the years ended December 31, 2020 and 2019 and 2018, respectively, which are within the scope of ASC 606.

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A description of the Corporation’s primary revenue streams accounted for under ASC 606 follows:

Service Charges on Deposit Accounts: The Corporation earns fees from its deposit customers for transaction-based, account maintenance, and overdraft services. Transaction-based fees, which include services such as ATM use fees, stop payment charges, statement rendering, and ACH fees, are recognized at the time the transaction is executed as that is the point in time the Corporation fulfills the customer’s request. Account maintenance fees, which relate primarily to monthly maintenance, are earned over the course of a month, representing the period over which the Corporation satisfies the performance obligation. Overdraft fees are recognized at the point in time that the overdraft occurs. Service charges on deposits are withdrawn from the customer’s account balance.

Wealth Management Fees: The Corporation earns wealth management fee revenue from a variety of sources including fees from trust administration and other related fiduciary services, custody, investment management and advisory services, employee benefit account and IRA administration, estate settlement, tax service fees, shareholder service fees and brokerage.

Fees that are determined based on the market value of the assets held in their accounts are generally billed monthly or quarterly, in arrears, based on the market value of assets at the end of the previous billing period. Other related services that are based on a fixed fee schedule are recognized when the services are rendered. Fees that are transaction based, including trade execution services, are recognized at the point in time that the transaction is executed, i.e. the trade date.

Included in other assets on the balance sheet is a receivable for wealth management fees that have been earned but not yet collected.

Insurance Commissions: The Corporation earns commissions from the sale of insurance policies, which are generally calculated as a percentage of the policy premium, and contingent income, which is calculated based on the volume and performance of the policies held by each carrier. Obligations for the sale of insurance policies are generally satisfied at the point in time which the policy is executed and are recognized at the point in time in which the amounts are known and collection is reasonably assured. Performance metrics for contingent income are generally satisfied over time, not exceeding one year, and are recognized at the point in time in which the amounts are known and collection is reasonably assured.

Visa Debit Card Income: The Corporation earns income fees from debit cardholder transactions conducted through the Visa payment network. Fees from cardholder transactions represent a percentage of the underlying transaction value and are recognized daily, concurrently with the transaction processing services provided to the cardholder.

Gains/Losses on Sales of OREO: The Corporation records a gain or loss from the sale of OREO when control of the property transfers to the buyer, which generally occurs at the time of an executed deed.

Note 21 - Stock-Based Compensation

A. General Information

BMBC permits the issuance of stock options, dividend equivalents, performance stock awards, stock appreciation rights and restricted stock units or awards to employees and directors of the Corporation under several plans. The performance awards and restricted awards may be in the form of stock awards or stock units. Stock awards and stock units differ in that for a stock award, shares of restricted stock are issued in the name of the grantee, whereas a stock unit constitutes a promise to issue shares of stock upon vesting. The accounting for awards and units is identical. The terms and conditions of awards under the plans are determined by the Corporation’s Management Development and Compensation Committee.

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Prior to April 25, 2007, all shares authorized for grant as stock-based compensation were limited to grants of stock options. On April 25, 2007, the shareholders approved BMBC’s “2007 Long-Term Incentive Plan” (the “2007 LTIP”) under which a total of 428,996 shares of BMBC’s common stock were made available for award grants. On April 28, 2010, the shareholders approved BMBC’s “2010 Long Term Incentive Plan” under which a total of 445,002 shares of BMBC’s common stock were made available for award grants, and on April 30, 2015, the shareholders approved an amendment and restatement of such plan (as amended and restated, the “2010 LTIP”) to, among other things, increase the number of shares available for award grants by 500,000 to 945,002.

In addition to the shareholder-approved plans mentioned in the preceding paragraph, BMBC periodically authorizes grants of stock-based compensation as inducement awards to new employees. This type of award does not require shareholder approval in accordance with Rule 5635(c)(4) of the Nasdaq listing rules.

The equity awards are authorized to be in the form of, among others, options to purchase BMBC’s common stock, time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”).

RSUs have a restriction based on the passage of time. The grant date fair value of the RSUs is based on the closing price on the date of the grant.

PSUs have a restriction based on the passage of time and also have a restriction based on a performance criteria. The performance criteria may be a market-based criteria measured by BMBC’s total shareholder return (“TSR”) relative to the performance of the community bank index for the respective period. The fair value of the PSUs based on BMBC’s TSR relative to the performance of a designated peer group or the NASDAQ Community Bank Index is calculated using the Monte Carlo Simulation method. The performance criteria may also be based on a non-market-based criteria such as return on average equity, return on average common tangible equity or cumulative annual growth rate of EPS, relative to that designated peer group. The grant date fair value of these non-market-based PSUs is based on the closing price of BMBC’s stock on the date of the grant. PSU grants may have a vesting percent ranging from 0% to 150%.

The following table summarizes the remaining shares authorized to be granted under the 2010 LTIP:

Shares Authorized for Grant
Balance, December 31, 2017	479,953
Grants of RSUs	(38,806)
Grants of PSUs	(40,722)
Forfeitures of PSUs	5,679
Forfeitures of RSUs	1,515
Balance, December 31, 2018	407,619
Grants of RSUs	(71,716)
Grants of PSUs	(72,273)
Non-vesting PSUs(1)	12,689
PSUs added by performance factor(2)	(3,688)
Forfeitures of PSUs	17,150
Forfeitures of RSUs	9,461
Balance, December 31, 2019	299,242
Grants of RSUs	(26,818)
Grants of PSUs	(53,685)
Forfeitures of PSUs	2,589
Forfeitures of RSUs	1,653
Balance, December 31, 2020	222,981

(1) Non-vesting PSUs represent PSUs that did not meet their performance criteria, were cancelled and are available for future grant.

(2) PSUs added by performance factor represent additional PSUs that vested as a result of performance factor exceeding the target performance at which they were granted.

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B. Fair Value of Options Granted

No stock options were granted or assumed during the years ended December 31, 2020, 2019 and 2018.

C. Other Stock Option Information

The following table provides information about options outstanding:

	For the Year Ended December 31,
	2020			2019			2018
	Shares	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Shares	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Shares	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value
Options outstanding, beginning of period	901	$19.33	$16.78	50,601	$18.28	$4.68	115,246	$20.73	$4.86
Expired	-	-	-	-	-	-	-	-	-
Exercised	(676)	19.67	18.06	(49,700)	18.26	4.46	(64,645)	22.65	5.00
Options outstanding, end of period	225	18.33	12.93	901	19.33	16.78	50,601	18.28	4.68

The following table provides information related to options as of December 31, 2020:

Range of Exercise Prices			Options Outstanding and Exercisable	Remaining Contractual Life (in years)	Weighted Average Exercise Price(1)
18.33	to	18.33	225	3.05	18.33

(1) Price of exercisable options.

For the years ended December 31, 2020, 2019 and 2018 there are no unvested options.

Proceeds, related tax benefits realized from options exercised and intrinsic value of options exercised were as follows:

	Year Ended December 31,
(dollars in thousands)	2020	2019	2018
Proceeds from strike price of value of options exercised	$12	$907	$1,464
Related tax benefit recognized	2	212	312
Proceeds of options exercised	$14	$1,119	$1,776
Intrinsic value of options exercised	$12	$1,010	$1,512
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The following table provides information about options outstanding and exercisable options:

	As of December 31,
	2020		2019		2018
(dollars in thousands, except share data and exercise price)	Options Outstanding	Exercisable Options	Options Outstanding	Exercisable Options	Options Outstanding	Exercisable Options
Number	225	225	901	901	50,601	50,601
Weighted average exercise price	$18.33	$18.33	$19.33	$19.33	$18.28	$18.28
Aggregate intrinsic value	$3	$3	$20	$20	$1,478	$1,478
Weighted average contractual term	3.1 years	3.1 years	2.6 years	2.6 years	0.7 years	0.7 years

As of December 31, 2020, all compensation expense related to stock options has been recognized.

D. RSUs and PSUs

BMBC has granted RSUs and PSUs under the 2007 LTIP and 2010 LTIP and in accordance with Rule 5635(c)(4) of the Nasdaq listing standards.

RSUs

Compensation expense for RSUs is measured based on the market price of the stock on the day prior to the grant date and is recognized on a straight-line basis over the vesting period.

For the year ended December 31, 2020, the Corporation recognized $1.7 million of expense related to BMBC’s RSUs. As of December 31, 2020, there was $2.0 million of unrecognized compensation cost related to RSUs. This cost will be recognized over a weighted average period of 1.6 years.

During the first quarter of 2019, the Corporation adopted a voluntary Years of Service Incentive Program (the “Incentive Program”) which offered certain benefits to eligible employees who met the Incentive Program requirements and voluntarily exited from service with the Corporation during 2019. As part of the Incentive Program, the Corporation elected to waive the service requirement as an RSU vesting condition for employees who held RSUs and chose to participate in the Incentive Program. As a result, 3,494 RSUs were modified which resulted in $112 thousand of incremental expense recognized during the three months ended March 31, 2019.

The following table details the RSUs for the years ended December 31, 2020, 2019 and 2018:

	Year Ended December 31,
	2020		2019		2018
	Number of Shares	Weighted Average Grant Date Fair Value	Number of Shares	Weighted Average Grant Date Fair Value	Number of Shares	Weighted Average Grant Date Fair Value
Beginning balance	115,466	$38.57	76,746	$39.71	75,707	$35.80
Granted	26,818	36.58	71,716	36.28	38,806	42.23
Vested	(25,785)	39.00	(23,535)	34.66	(36,252)	34.38
Forfeited	(1,653)	39.12	(9,461)	40.23	(1,515)	36.52
Ending balance	114,846	38.00	115,466	38.57	76,746	39.71
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PSUs

Compensation expense for PSUs is measured based on their grant date fair value as calculated using either the Monte Carlo Simulation for market-based performance criteria or on the closing price of BMBC’s stock on the date of the grant for non-market-based performance criteria grants and is recognized on a straight-line basis over the vesting period. The grant date fair value of each market-based criteria grant is determined independently using the Monte Carlo Simulation. All 53,685 PSUs granted in 2020 were non-market-based performance criteria grants.

The Corporation recognized $1.3 million of expense related to the PSUs for the year ended December 31, 2020. As of December 31, 2020, there was $2.3 million of unrecognized compensation cost related to PSUs. This cost will be recognized over a weighted average period of 1.7 years.

As part of the Incentive Program, the Corporation elected to waive the service requirement as a PSU vesting condition for employees who held PSUs and chose to participate in the Incentive Program. As a result, 8,208 PSUs were modified which resulted in $250 thousand of incremental expense recognized during the three months ended March 31, 2019.

The following table details the PSUs for the years ended December 31, 2020, 2019 and 2018:

	Year Ended December 31,
	2020		2019		2018
	Number of Shares	Weighted Average Grant Date Fair Value	Number of Shares	Weighted Average Grant Date Fair Value	Number of Shares	Weighted Average Grant Date Fair Value
Beginning balance	136,271	$37.87	121,656	$36.82	168,453	$-
Granted	53,685	35.90	72,273	34.26	40,722	44.56
Vested(1)	(37,456)	36.79	(31,507)	29.38	(81,840)	16.40
Added by performance factor	-	-	3,688	30.45	-	-
Non-vesting(2)	-	-	(12,689)	27.13	-	-
Forfeited	(2,589)	39.72	(17,150)	37.15	(5,679)	28.79
Ending balance	149,911	37.60	136,271	37.87	121,656	36.82

(1) Includes an aggregate of 39 shares paid in cash in lieu of fractional shares for the year ended December 31, 2019.

(2) Non-vesting PSUs represent PSUs that did not meet their performance criteria, were cancelled and are available for future grant.

Note 22 - 401(K) Plan and Other Defined Contribution Plans

The Corporation has a qualified defined contribution plan (the “401(K) Plan”) for all eligible employees, under which the Corporation matches employee contributions up to a maximum of 3.0% of the employee’s base salary. The Corporation recognized expense for matching contributions to the 401(K) Plan of $1.4 million, $1.4 million, and $1.4 million for the years ended December 31, 2020, 2019 and 2018, respectively.

In addition to the matching contribution above, the Corporation provides a discretionary, non-matching employer contribution to the 401(K) Plan. The Corporation recognized expense for the non-matching discretionary contributions of $1.8 million, $1.8 million, and $1.5 million for the years ended December 31, 2020, 2019 and 2018, respectively.

On June 28, 2013, the Corporation adopted the Bryn Mawr Bank Corporation Executive Deferred Compensation Plan (the “EDCP”), a non-qualified defined-contribution plan which was restricted to certain senior officers of the Corporation. The intended purpose of the EDCP is to provide deferred compensation to a select group of employees. The Corporation recognized expense for contributions to the EDCP of $237 thousand, $298 thousand, and $441 thousand for the years ended December 31, 2020, 2019 and 2018, respectively.

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Note 23 - Fair Value Measurement

FASB ASC 820, “Fair Value Measurement” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. FASB ASC 820 also establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy under FASB ASC 820 are:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active and model derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 - Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

A. Assets and liabilities measured on a recurring basis

A description of the valuation methodologies used for financial instruments measured at fair value on a recurring basis, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below.

Investment Securities

The value of the Corporation’s available for sale investment securities, which include obligations of the U.S. government and its agencies, mortgage-backed securities issued by U.S. government- and U.S. government sponsored agencies, obligations of state and political subdivisions, corporate bonds and other debt securities are determined by the Corporation, taking into account the input of an independent third party valuation service provider. The third party’s evaluations are based on market data, utilizing pricing models that vary by asset and incorporate available trade, bid and other market information. For securities that do not trade on a daily basis, their pricing models apply available information such as benchmarking and matrix pricing. The market inputs normally sought in the evaluation of securities include benchmark yields, reported trades, broker/dealer quotes (only obtained from market makers or broker/dealers recognized as market participants), issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data. For certain securities, additional inputs may be used or some market inputs may not be applicable. Inputs are prioritized differently on any given day based on market conditions. Management reviews, annually, the process utilized by its independent third-party valuation service provider. On a quarterly basis, management tests the validity of the prices provided by the third party by selecting a representative sample of the portfolio and obtaining actual trade results, or if actual trade results are not available, competitive broker pricing. On an annual basis, management evaluates, for appropriateness, the methodology utilized by the independent third-party valuation service provider.

U.S. Government agencies are evaluated and priced using multi-dimensional relational models and option adjusted spreads. State and municipal securities are evaluated on a series of matrices including reported trades and material event notices. Mortgage-backed securities are evaluated using matrix correlation to treasury or floating index benchmarks, prepayment speeds, monthly payment information and other benchmarks. Other available for sale investments are evaluated using a broker-quote based application, including quotes from issuers.

Interest Rate Swaps, FX Forwards, and Risk Participation Agreements

The Corporation’s interest rate swaps, FX forwards, and RPAs are reported at fair value utilizing Level 2 inputs. Prices of these instruments are obtained through an independent pricing source utilizing pricing information which may include market observed quotations for swaps, LIBOR rates, forward rates and rate volatility. When entering into a derivative contract, the Corporation is exposed to fair value changes due to interest rate movements, and the potential non-performance of our contract counterparty. The Corporation has developed a methodology to value the non-performance risk based on internal credit risk metrics and the unique characteristics of derivative instruments, which include notional exposure rather than principle at risk and interest payment netting. The results of this methodology are used to adjust the base fair value of the instrument for the potential counterparty credit risk.

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The following tables present the Corporation’s assets measured at fair value on a recurring basis as of December 31, 2020 and December 31, 2019:

As of December 31, 2020
(dollars in thousands)	Total	Level 1	Level 2	Level 3
Investment securities available for sale:
U.S. Treasury securities	$500,100	$500,100	$-	$-
Obligations of U.S. government & agencies	93,098	-	93,098	-
Obligations of state & political subdivisions	2,171	-	2,171	-
Mortgage-backed securities	453,857	-	453,857	-
Collateralized mortgage obligations	19,263	-	19,263	-
Collateralized loan obligations	94,404	-	94,404	-
Corporate bonds	11,421	-	11,421	-
Other investment securities	650	-	650	-
Total investment securities available for sale	$1,174,964	$500,100	$674,864	$-

Investment securities trading:
Mutual funds	$8,623	$8,623	$-	$-

Derivatives:
Interest rate swaps	113,848	-	113,848	-
FX Forwards	52	-	52	-
RPAs purchased	342	-	342	-
Total Derivatives	$114,242	$-	$114,242	$-

Total assets measured on a recurring basis at fair value	$1,297,829	$508,723	$789,106	$-

As of December 31, 2019
(dollars in thousands)	Total	Level 1	Level 2	Level 3
Investment securities available for sale:
U.S. Treasury securities	$500,101	$500,101	$-	$-
Obligations of U.S. government & agencies	102,020	-	102,020	-
Obligations of state & political subdivisions	5,379	-	5,379	-
Mortgage-backed securities	366,002	-	366,002	-
Collateralized mortgage obligations	31,832	-	31,832	-
Other investment securities	650	-	650	-
Total investment securities available for sale	$1,005,984	$500,101	$505,883	$-

Investment securities trading:
Mutual funds	$8,621	$8,621	$-	$-

Derivatives:
Interest rate swaps	47,627	-	47,627	-
RPAs purchased	90	-	90
Total derivatives	$47,717	$-	$47,717	$-

Total recurring fair value measurements	$1,062,322	$508,722	$553,600	$-

There have been no transfers between levels during the year ended December 31, 2020 or December 31, 2019.

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B. Assets and liabilities measured on a non-recurring basis

Fair value is used on a nonrecurring basis to evaluate certain financial assets and financial liabilities in specific circumstances. Similarly, fair value is used on a nonrecurring basis for nonfinancial assets and nonfinancial liabilities such as foreclosed assets, OREO, intangible assets, nonfinancial assets and liabilities evaluated in a goodwill impairment analysis and other nonfinancial assets measured at fair value for purposes of assessing impairment. A description of the valuation methodologies used for financial and nonfinancial assets and liabilities measured at fair value, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy, is set forth below.

Loans and Leases Individually Evaluated for Credit Losses

Collateral-dependent loans and leases for which the repayment is expected to be provided substantially through the sale of the collateral and the borrower is experiencing financial difficulty are, in general, individually evaluated for credit losses. Management evaluates and values collateral-dependent loans and leases when management determines that foreclosure is probable or when the borrower is experiencing financial difficulty at the reporting date and repayment is expected to be provided substantially through the operation or sale of the collateral, and the fair values of such loans and leases are estimated using Level 3 inputs in the fair value hierarchy. Each loan’s collateral has a unique appraisal and management’s discount of the value is based on the factors unique to each loan or lease. The significant unobservable input in determining the fair value is management’s subjective discount on appraisals of the collateral securing the loan, which range from 10% - 50%. Collateral may consist of real estate and/or business assets including equipment, inventory and/or accounts receivable and the value of these assets is determined based on the appraisals by qualified licensed appraisers hired by the Corporation. Appraised and reported values may be discounted based on management’s historical knowledge, changes in market conditions from the time of valuation, estimated costs to sell, and/or management’s expertise and knowledge of the client and the client’s business. For loans and leases that are not collateral-dependent, management measures expected credit loss as the difference between the amortized cost basis of the loan and the present value of expected future cash flows discounted at the loan’s effective interest rate.

Other Real Estate Owned (“OREO”)

OREO consists of properties acquired as a result of foreclosures and deeds in-lieu-of foreclosure. Properties classified as OREO are reported at the lower of cost or fair value less cost to sell, and are classified as Level 3 in the fair value hierarchy. The Corporation did not have any OREO at December 31, 2020 or December 31, 2019.

Mortgage Servicing Rights

The model to value MSRs estimates the present value of projected net servicing cash flows of the remaining servicing portfolio based on various assumptions, including changes in anticipated loan prepayment rates, the discount rate, reflective of a market participant’s required return on an investment for similar assets, and other market-based economic factors. All of these assumptions are considered to be unobservable inputs. Accordingly, MSRs are classified within Level 3 of the fair value hierarchy.

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The following tables present the Corporation’s assets measured at fair value on a non-recurring basis as of December 31, 2020 and December 31, 2019:

As of December 31, 2020
(dollars in thousands)	Total	Level 1	Level 2	Level 3
Mortgage servicing rights	$2,632	$-	$-	$2,632
Loans and leases individually evaluated for credit losses(1)	11,142	-	-	11,142
Total assets measured at fair value on a non-recurring basis	$13,774	$-	$-	$13,774

As of December 31, 2019
(dollars in thousands)	Total	Level 1	Level 2	Level 3
Mortgage servicing rights	$4,838	$-	$-	$4,838
Impaired loans and leases(1)	15,311	-	-	15,311
Total assets measured at fair value on a non-recurring basis	$20,149	$-	$-	$20,149

(1) As further described in Note 2 “Recent Accounting Pronouncements,” in the accompanying Notes to the Consolidated Financial Statements in this Annual Report on Form 10-K, the Corporation adopted ASC 326 using the modified retrospective approach method. The December 31, 2020 balance includes loans and leases individually evaluated for credit losses under the CECL methodology and the December 31, 2019 balance includes impaired loans and leases under previously applicable GAAP.

For the year ended December 31, 2020, a net increase of $765 thousand was recorded in the ACL on loans and leases was recorded, and for the year ended December 31, 2019, a net decrease of $44 thousand in the ACL on loans and leases was recorded as a result of adjusting the carrying value and estimated fair value of the collateral-dependent and impaired loans in the above tables.

Note 24 - Disclosure about Fair Value of Financial Instruments

FASB ASC 825, “Disclosures about Fair Value of Financial Instruments” requires disclosure of the fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate such value. The methodologies for estimating the fair value of financial assets and financial liabilities measured at fair value on a recurring and non-recurring basis are discussed above. The estimated fair value amounts have been determined by management using available market information and appropriate valuation methodologies based on the exit price notion. In cases where quoted market prices are not available, fair values are based on estimates using present value or other market value techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The aggregate fair value amounts presented below do not represent the underlying value of the Corporation.

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The carrying amount and fair value of the Corporation’s financial instruments are as follows:

		As of December 31,
		2020		2019
(dollars in thousands)	Fair Value Hierarchy Level(1)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	Level 1	$96,313	$96,313	$53,931	$53,931
Investment securities - available for sale	See Note 23	1,174,964	1,174,964	1,005,984	1,005,984
Investment securities - trading	See Note 23	8,623	8,623	8,621	8,621
Investment securities - held to maturity	Level 2	14,759	15,186	12,577	12,661
Loans held for sale	Level 2	6,000	6,000	4,249	4,249
Net portfolio loans and leases	Level 3	3,574,702	3,489,322	3,666,711	3,596,268
Mortgage servicing rights	Level 3	2,626	2,632	4,450	4,838
Interest rate swaps	Level 2	113,848	113,848	47,627	47,627
FX Forwards	Level 2	52	52	-	-
Risk participation agreements purchased	Level 2	342	342	90	90
Other assets	Level 3	45,847	45,847	52,908	52,908
Total financial assets		$5,038,076	$4,953,129	$4,857,148	$4,787,177
Financial liabilities:
Deposits	Level 2	$4,376,254	$4,379,021	$3,842,245	$3,842,014
Short-term borrowings	Level 2	72,161	72,161	493,219	493,219
Long-term FHLB advances	Level 2	39,906	40,441	52,269	52,380
Subordinated notes	Level 2	98,883	90,735	98,705	97,199
Junior subordinated debentures	Level 2	21,935	27,812	21,753	25,652
Interest rate swaps	Level 2	113,848	113,848	47,627	47,627
FX Forwards	Level 2	70	70	-	-
Risk participation agreements sold	Level 2	30	30	16	16
Other liabilities	Level 3	45,734	45,734	50,251	50,251
Total financial liabilities		$4,768,821	$4,769,852	$4,606,085	$4,608,358

(1) See Note 23, “Fair Value Measurement,” in the accompanying Notes to the Consolidated Financial Statements in this Annual Report on Form 10-K for a description of hierarchy levels.

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Note 25 - Financial Instruments with Off-Balance Sheet Risk, Contingencies and Concentration of Credit Risk

Off-Balance Sheet Risk

The Corporation is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated statements of financial condition. The contractual amounts of those instruments reflect the extent of involvement the Corporation has in particular classes of financial instruments.

The Corporation’s exposure to credit loss in the event of nonperformance by the counterparty to the financial instrument of commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet financial instruments.

Commitments to extend credit, which include unused lines of credit and unfunded commitments to originate loans, are agreements to lend to a customer as long as there is no violation of any condition established in the agreement. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Some of the commitments are expected to expire without being drawn upon, and the total commitment amounts do not necessarily represent future cash requirements. Total commitments to extend credit at December 31, 2020 were $924.5 million. Management evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon extension of credit, is based on a credit evaluation of the counterparty. Collateral varies but may include accounts receivable, marketable securities, inventory, property, plant and equipment, residential real estate, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to a customer for a third party. Such standby letters of credits are issued to support private borrowing arrangements. The credit risk involved in issuing standby letters of credit is similar to that involved in extending loan facilities to customers. The collateral varies, but may include accounts receivable, marketable securities, inventory, property, plant and equipment, and residential real estate for those commitments for which collateral is deemed necessary. The Corporation’s obligation under standby letters of credit as of December 31, 2020 was $21.1 million.

Contingencies

Legal Matters

In the ordinary course of its operations, BMBC and its subsidiaries are parties to various claims, litigation, investigations, and legal and administrative cases and proceedings. Such pending or threatened claims, litigation, investigations, legal and administrative cases and proceedings typically entail matters that are considered incidental to the normal conduct of business. Claims for significant monetary damages may be asserted in many of these types of legal actions. Based on the information currently available, the Corporation believes it has meritorious defenses to the claims asserted against it in its currently outstanding legal proceedings and with respect to such legal proceedings, intends to continue to defend itself vigorously, litigating or settling cases according to management’s judgment as to what is in the best interests of BMBC and its shareholders.

On a regular basis, liabilities and contingencies in connection with outstanding legal proceedings are assessed utilizing the latest information available. For those matters where it is probable that the Corporation will incur a loss and the amount of the loss can be reasonably estimated, a liability may be recorded in the consolidated financial statements. These legal reserves may be increased or decreased to reflect any relevant developments on at least a quarterly basis. For other matters, where a loss is not probable or the amount or range of the loss is not estimable, legal reserves are not accrued. While the outcome of legal proceedings is inherently uncertain, based on information currently available, advice of counsel and available insurance coverage, management believes that the established legal reserves are adequate and the liabilities arising from legal proceedings will not have a material adverse effect on the consolidated financial position, consolidated results of operations or consolidated cash flows. However, in the event of unexpected future developments, it is possible that the ultimate resolution of these matters, if unfavorable, may be material to the consolidated financial position, consolidated results of operations or consolidated cash flows of the Corporation.

Crusader Servicing Corporation (“Crusader”), which was an 80% owned subsidiary of Royal Bank America that was acquired by the Bank in the RBPI Merger, along with the Bank as successor-in-interest to Royal Bank America, are defendants in the case captioned Snyder v. Crusader Servicing Corporation et al., Case No. 2007-01027, in the Court of Common Pleas of Montgomery County, Pennsylvania. The case involves claims brought by a former Crusader shareholder in 2007 against Crusader, its former directors and remaining shareholders related, among other things, to a purported failure to pay amounts allegedly due to Snyder for his shares of Crusader stock. On May 1, 2019, the Court rendered a decision in favor of Snyder and ordered Crusader to pay Snyder the amount of $2,190,000 plus interest at the rate of 6% from December 1, 2006. The matter was appealed, and on March 18, 2020, the Superior Court of the Commonwealth of Pennsylvania returned an opinion reversing in part and affirming in part the trial court’s judgment. The effect of this was to vacate the initial judgment awarded by the trial court, and instead to require an appraisal process in accordance with Crusader’s Shareholders’ Agreement to determine the value of Mr. Snyder’s shares. The parties anticipate the appraisal to commence within the coming months. We do not believe that this ruling and the monetary award, if any, ultimately payable by Crusader will be material to the consolidated financial position, consolidated results of operations or consolidated cash flows of the Corporation.

Indemnifications

In general, the Corporation does not sell loans with recourse, except to the extent that it arises from standard loan-sale contract provisions. These provisions cover violations of representations and warranties and, under certain circumstances, first payment default by borrowers. These indemnifications may include the repurchase of loans by the Corporation and are considered customary provisions in the secondary market for conforming mortgage loan sales. Repurchases and losses have been rare and no provision is made for losses at the time of sale. There were no such repurchases for the year ended December 31, 2020. As of December 31, 2020, there was one pending and unsettled loan repurchase demand of approximately $200 thousand.

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Concentrations of Credit Risk

The Corporation has a material portion of its loans in real estate-related loans. A predominant percentage of the Corporation’s real estate exposure, both commercial and residential, is in the Corporation’s primary trade area, which includes portions of Delaware, Chester, Montgomery and Philadelphia counties in Southeastern Pennsylvania. Management is aware of this concentration and attempts to mitigate this risk to the extent possible in many ways, including the underwriting and assessment of borrower’s capacity to repay. See Note 5, “Loans and Leases,” in the accompanying Notes to the Consolidated Financial Statements in this Annual Report on Form 10-K for additional information.

Note 26 - Related Party Transactions

In the ordinary course of business, the Bank granted loans to principal officers, directors and their affiliates. The outstanding balances of loans, including undrawn commitments to lend, to such related parties at December 31, 2020 and 2019 were $8.2 million and $9.4 million, respectively.

Related party deposits amounted to $5.5 million and $4.8 million at December 31, 2020 and 2019, respectively.

Note 27 - Dividend Restrictions

The Bank is subject to the Pennsylvania Banking Code of 1965 (the “Code”), as amended, and is restricted in the amount of dividends that can be paid to its sole shareholder, BMBC. The Code restricts the payment of dividends by the Bank to the amount of its net income during the current calendar year and the retained net income of the prior two calendar years, unless the dividend has been approved by the Federal Reserve Board. Accordingly, the dividend payable by the Bank to BMBC beginning on January 1, 2021 is limited to net income not yet earned in 2021 plus the Bank’s total retained net income for the combined two years ended December 31, 2019 and 2020 of $15.8 million. The Bank issued $35.0 million and $32.0 million of dividends to BMBC during the years ended December 31, 2020 and December 31, 2019, respectively. The amount of dividends paid by the Bank may not exceed a level that reduces capital levels to below levels that would cause the Bank to be considered less than adequately capitalized as detailed in Note 28 - “Regulatory Capital Requirements.”

Note 28 - Regulatory Capital Requirements

A. General Regulatory Capital Information

Both BMBC and the Bank are subject to various regulatory capital requirements, administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if taken, could have a direct material effect on BMBC and the Bank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, BMBC and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Prompt corrective action provisions are not applicable to bank holding companies. Beginning in 2015, new regulatory capital reforms, known as Basel III, issued as part of the Dodd-Frank Act began to be phased in. For more information, refer to the section titled Capital Adequacy within Item 1 - Business - Supervision and Regulation beginning at page 6 in this Form 10-K.

B. S-3 Shelf Registration Statement and Offerings Thereunder

In May 2018, BMBC filed a shelf registration statement on Form S-3, SEC File No. 333-224849 (the “Shelf Registration Statement”). The Shelf Registration Statement allows BMBC to raise additional capital from time to time through offers and sales of registered securities consisting of common stock, debt securities, warrants, purchase contracts, rights and units or units consisting of any combination of the foregoing securities. BMBC may sell these securities using the prospectus in the Shelf Registration Statement, together with applicable prospectus supplements, from time to time, in one or more offerings.

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In addition, BMBC has in place under its Shelf Registration Statement a Dividend Reinvestment and Stock Purchase Plan (the “Plan”), which allows it to issue up to 1,500,000 shares of registered common stock. The Plan allows for the grant of a request for waiver (“RFW”) above the Plan’s maximum investment of $120 thousand per account per year. An RFW is granted based on a variety of factors, including the Corporation’s current and projected capital needs, prevailing market prices of BMBC’s common stock and general economic and market conditions.

For the year ended December 31, 2020, BMBC did not issue any shares through the Plan, nor were any RFWs approved. The Plan administrator conducted dividend reinvestments for Plan participants through open market purchases. No other sales of equity securities were executed under the Shelf Registration Statement during the year ended December 31, 2020.

C. Share Repurchases

On August 6, 2015, BMBC announced a stock repurchase program (the “2015 Program”) pursuant to which BMBC may repurchase up to 1,200,000 shares of its common stock, at an aggregate purchase price not to exceed $40 million. During the year ended December 31, 2019, 40,016 shares were repurchased under the 2015 Program at an average price of $38.12.

On April 18, 2019, BMBC announced a new stock repurchase program (the “2019 Program”) pursuant to which BMBC may repurchase up to 1,000,000 shares of its common stock. Under the 2019 Program, BMBC may repurchase its common stock at any price, but the aggregate purchase price is not to exceed $45 million. The 2019 Program became effective in the second quarter of 2019 upon the completion of BMBC’s existing 2015 Program. During the years ended December 31, 2020 and 2019, 207,201 and 82,767 shares, respectively, were repurchased under the 2019 Program at an average price of $34.99 and $36.22, respectively. All share repurchases were accomplished in open market transactions. As of December 31, 2020, the maximum number of shares remaining authorized for repurchase under the 2019 Program was 710,032, at an aggregate purchase price not to exceed $34.8 million.

In addition, it is BMBC’s practice to retire shares to its treasury account upon the vesting of stock awards to certain officers, in order to cover the statutory income tax withholdings related to such vesting.

D. Regulatory Capital Ratios

As set forth in the following table, quantitative measures have been established to ensure capital adequacy ratios required of both BMBC and the Bank. As of December 31, 2020 and 2019, BMBC and the Bank had met all capital adequacy requirements to which they were subject. Federal banking regulators have defined specific capital categories, and categories range from a best of “well capitalized” to a worst of “critically under-capitalized.” The capital ratios for both BMBC and the Bank indicate levels above the regulatory minimum to be considered “well capitalized” as of December 31, 2020 and 2019.

In September 2020, the U.S. banking agencies issued a final rule that provides banking organizations with an alternative option to delay for two years an estimate of CECL’s effect on regulatory capital, relative to the incurred loss methodology’s effect on regulatory capital, followed by a three-year transition period. This final rule is consistent with the interim final rule issued by the U.S. banking agencies in March 2020. The December 31, 2020 ratios reflect the Corporation’s election of the five-year transition provision.

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The following table presents BMBC’s and the Bank’s regulatory capital ratios and the minimum capital requirements for the Bank to be considered “Well Capitalized” by regulators as of December 31, 2020 and 2019:

	Actual		Minimum to be Well Capitalized
(dollars in thousands)	Amount	Ratio	Amount	Ratio
December 31, 2020
Total capital to risk weighted assets:
BMBC	$583,057	15.55%	$375,045	10.00%
Bank	$477,792	12.75%	$374,758	10.00%
Tier I capital to risk weighted assets:
BMBC	$444,640	11.86%	$300,036	8.00%
Bank	$432,258	11.53%	$299,807	8.00%
Common equity Tier I risk weighted assets:
BMBC	$423,475	11.29%	$243,779	6.50%
Bank	$432,258	11.53%	$243,593	6.50%
Tier I leverage ratio (Tier I capital to total quarterly average assets):
BMBC	$444,640	9.04%	$246,002	5.00%
Bank	$432,258	8.79%	$245,837	5.00%
December 31, 2019
Total capital to risk weighted assets:
BMBC	$547,440	14.69%	$372,690	10.00%
Bank	$450,212	12.09%	$372,435	10.00%
Tier I capital to risk weighted assets:
BMBC	$425,773	11.42%	$298,152	8.00%
Bank	$427,250	11.47%	$297,948	8.00%
Common equity Tier I to risk weighted assets:
BMBC	$404,715	10.86%	$242,249	6.50%
Bank	$427,250	11.47%	$242,083	6.50%
Tier I leverage ratio (Tier I capital to total quarterly average assets):
BMBC	$425,773	9.33%	$228,216	5.00%
Bank	$427,250	9.37%	$227,997	5.00%
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Note 29 - Selected Quarterly Financial Data (Unaudited)

	2020
(dollars in thousands, except per share data)	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Interest income	$46,107	$43,621	$39,542	$38,411
Interest expense	9,774	6,236	4,510	3,374
Net interest income	36,333	37,385	35,032	35,037
Provision for (release of) credit losses	35,350	3,435	4,101	(1,209)
Noninterest income	18,300	20,566	21,099	22,006
Noninterest expense	33,403	35,503	35,197	38,624
(Loss) income before income taxes	(14,120)	19,013	16,833	19,628
Income tax (benefit) expense	(2,957)	4,010	3,709	4,094
Net (loss) income	(11,163)	15,003	13,124	15,534
Net loss attributable to noncontrolling interest	-	(32)	(40)	(3)
Net (loss) income attributable to Bryn Mawr Bank Corporation	$(11,163)	$15,035	$13,164	$15,537
Basic earnings per common share(1)	$(0.56)	$0.75	$0.66	$0.78
Diluted earnings per common share(1)	$(0.56)	$0.75	$0.66	$0.78
Dividends paid or accrued per common share	$0.26	$0.26	$0.27	$0.27

	2019
(dollars in thousands, except per share data)	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Interest income	$48,468	$48,388	$49,573	$46,960
Interest expense	10,821	11,777	12,175	10,975
Net interest income	37,647	36,611	37,398	35,985
Provision for credit losses	3,615	1,610	966	2,404
Noninterest income	19,253	20,221	19,455	23,255
Noninterest expense	39,845	35,205	35,126	36,251
Income before income taxes	13,440	20,017	20,761	20,585
Income tax expense	2,764	4,239	4,402	4,202
Net income	10,676	15,778	16,359	16,383
Net loss attributable to noncontrolling interest	(1)	(7)	(1)	(1)
Net income attributable to Bryn Mawr Bank Corporation	$10,677	$15,785	$16,360	$16,384
Basic earnings per common share(1)	$0.53	$0.78	$0.81	$0.81
Diluted earnings per common share(1)	$0.53	$0.78	$0.81	$0.81
Dividends paid or accrued per common share	$0.25	$0.25	$0.26	$0.26

(1) Earnings per share is computed independently for each period shown. As a result, the sum of the quarters may not equal the total earnings per share for the year.

Note 30 - Parent Company-Only Financial Statements

The condensed financial statements of BMBC (parent company only) are presented below. These statements should be read in conjunction with the Notes to the Consolidated Financial Statements.

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A. Condensed Balance Sheets

	December 31,
(dollars in thousands)	2020	2019
Assets:
Cash and cash equivalents	$109,855	$93,250
Investment securities	676	543
Investments in subsidiaries, as equity in net assets	633,694	638,770
Premises and equipment, net	996	1,993
Goodwill	245	245
Other assets	1,179	1,184
Total assets	746,645	735,985
Liabilities and shareholders’ equity:
Subordinated notes	98,883	98,705
Junior subordinated debentures	21,935	21,753
Other liabilities	2,735	2,605
Total liabilities	123,553	123,063
Common stock, par value $1; authorized 100,000,000 shares; issued 24,713,968 and 24,650,051 shares as of December 31, 2020 and December 31, 2019, respectively, and outstanding of 19,960,294 and 20,126,296 as of December 31, 2020 and December 31, 2019, respectively	24,714	24,650
Paid-in capital in excess of par value	381,653	378,606
Less: Common stock in treasury at cost - 4,753,674 and 4,523,755 shares as of December 31, 2020 and December 31, 2019, respectively	(89,164)	(81,174)
Accumulated other comprehensive income, net of deferred income taxes	8,948	2,187
Retained earnings	296,941	288,653
Total shareholders’ equity	623,092	612,922
Total liabilities and shareholders’ equity	$746,645	$735,985

B. Condensed Statements of Income

	Year Ended December 31,
(dollars in thousands)	2020	2019	2018
Dividends from subsidiaries	$40,223	$35,731	$30,900
Net interest and other income	8,311	10,962	2,615
Total operating income	48,534	46,693	33,515
Expenses	6,210	10,517	3,527
Income before equity in undistributed income of subsidiaries	42,324	36,176	29,988
Equity in undistributed income of subsidiaries	(9,144)	23,048	32,779
Income before income taxes	33,180	59,224	62,767
Income tax expense (benefit)	607	18	(1,025)
Net income	$32,573	$59,206	$63,792
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C. Condensed Statements of Cash Flows

	Year Ended December 31,
(dollars in thousands)	2020	2019	2018
Operating activities:
Net income	$32,573	$59,206	$63,792
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed income of subsidiaries	9,144	(23,048)	(32,779)
Net gain on sale of long-lived assets	(2,295)	-	-
Depreciation and amortization	95	98	98
Stock-based compensation cost	3,144	3,725	2,750
Other, net	126	225	2,860
Net cash provided by operating activities	42,787	40,206	36,721
Investing Activities:
Net change in trading securities	-	-	40
Proceeds from the sale of long-lived assets	3,197	-	-
Net cash provided by investing activities	3,197	-	40
Financing activities:
Dividends paid	(21,356)	(20,685)	(19,289)
Net (purchase of) proceeds from sale of treasury stock for deferred compensation plans	(153)	(172)	2
Net purchase of treasury stock through publicly announced plans	(7,249)	(4,524)	(5,936)
Cash payments to taxing authorities on employees’ behalf from shares withheld from stock-based compensation	(633)	(625)	(1,639)
Proceeds from exercise of stock options	12	907	1,464
Repurchase of treasury warrants	-	-	(1,755)
Net cash (used in) provided by financing activities	(29,379)	(25,099)	(27,153)
Change in cash and cash equivalents	16,605	15,107	9,608
Cash and cash equivalents at beginning of period	93,250	78,143	68,535
Cash and cash equivalents at end of period	$109,855	$93,250	$78,143

Note 31 - Segment Information

FASB Codification 280 - “Segment Reporting” identifies operating segments as components of an enterprise which are evaluated regularly by the Corporation’s chief operating decision maker, our Chief Executive Officer, in deciding how to allocate resources and assess performance. The Corporation has applied the aggregation criterion set forth in this codification to the results of its operations.

The Corporation’s Banking segment consists of commercial and retail banking. The Banking segment is evaluated as a single strategic unit which generates revenues from a variety of products and services. The Banking segment generates interest income from its lending (including leases) and investing activities and is dependent on the gathering of lower cost deposits from its branch network or borrowed funds from other sources for funding its loans, resulting in the generation of net interest income. The Banking segment also derives revenues from other sources including gains on the sale in available for sale investment securities, gains on the sale of residential mortgage loans, service charges on deposit accounts, cash sweep fees, overdraft fees, BOLI income and interchange revenue associated with its Visa Check Card offering. Also included in the Banking segment are two subsidiaries of the Bank, KCMI Capital, Inc. and Bryn Mawr Equipment Financing, Inc., both of which provide specialized lending solutions to our customers.

The Wealth Management segment has responsibility for a number of activities within the Corporation, including trust administration, other related fiduciary services, custody, investment management and advisory services, employee benefits and IRA administration, estate settlement, tax services and brokerage. The Bryn Mawr Trust Company of Delaware is included in the Wealth Management segment of the Corporation since it has similar economic characteristics, products and services to those of the Wealth Management Division of the Corporation. BMT Investment Advisers, formed in May 2017, served as investment adviser to BMT Investment Funds, a Delaware statutory trust, prior to its wind-down in the second quarter of 2020, is also reported under the Wealth Management segment. Effective January 1, 2020, the business of Lau Associates, which is reported in the Wealth Management segment, was transitioned into the Wealth Management Division of the Bank, also reported in the Wealth Management segment. In addition, the Wealth Management Division oversees all insurance services of the Corporation, which are conducted through the Bank’s insurance subsidiary, BMT Insurance Advisors, Inc., and are reported in the Wealth Management segment.

The accounting policies of the Corporation are applied by segment in the following tables. The segments are presented on a pre-tax basis.

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The following table details the Corporation’s segments:

	As of or for the Year Ended December 31,
	2020			2019			2018
(dollars in thousands)	Banking	Wealth Management	Consolidated	Banking	Wealth Management	Consolidated	Banking	Wealth Management	Consolidated
Net interest income	$143,784	$3	$143,787	$147,635	$6	$147,641	$149,464	$7	$149,471
Provision for credit losses	41,677	-	41,677	8,595	-	8,595	7,089	-	7,089
Net interest income after provision for credit losses	102,107	3	102,110	139,040	6	139,046	142,375	7	142,382
Noninterest income:
Fees for wealth management services	-	44,532	44,532	-	44,400	44,400	-	42,326	42,326
Insurance commissions	-	5,911	5,911	-	6,877	6,877	-	6,808	6,808
Capital markets revenue	9,491	-	9,491	11,276	-	11,276	4,848	-	4,848
Service charges on deposit accounts	2,868	-	2,868	3,374	-	3,374	2,989	-	2,989
Loan servicing and other fees	1,646	-	1,646	2,206	-	2,206	2,259	-	2,259
Net gain on sale of loans	5,779	-	5,779	2,342	-	2,342	3,283	-	3,283
Net gain on sale of investment securities available for sale	-	-	-	-	-	-	7	-	7
Net gain on sale of long-lived assets	2,297	-	2,297	-	-	-	-	-	-
Net gain (loss) on sale of OREO	148	-	148	(84)	-	(84)	295	-	295
Other operating income	9,171	128	9,299	11,687	106	11,793	12,981	186	13,167
Total noninterest income	31,400	50,571	81,971	30,801	51,383	82,184	26,662	49,320	75,982
Noninterest expenses:
Salaries & wages	47,404	21,442	68,846	54,076	20,295	74,371	46,936	19,735	66,671
Employee benefits	9,105	3,500	12,605	9,572	3,884	13,456	9,046	3,872	12,918
Occupancy and bank premise	10,738	1,989	12,727	10,547	2,044	12,591	9,588	2,011	11,599
Impairment of long-lived assets	1,605	-	1,605	-	-	-	-	-	-
Amortization of intangible assets	1,109	2,458	3,567	1,309	2,492	3,801	1,555	2,101	3,656
Professional fees	5,547	881	6,428	4,840	594	5,434	3,747	456	4,203
Other operating expenses	31,709	5,240	36,949	30,511	6,263	36,774	36,032	5,328	41,360
Total noninterest expenses	107,217	35,510	142,727	110,855	35,572	146,427	106,904	33,503	140,407
Segment profit	26,290	15,064	41,354	58,986	15,817	74,803	62,133	15,824	77,957
Intersegment (revenues) expenses(1)	(622)	622	-	(613)	613	-	(715)	715	-
Pre-tax segment profit after eliminations	$25,668	$15,686	$41,354	$58,373	$16,430	$74,803	$61,418	$16,539	$77,957
% of segment pre-tax profit after eliminations	62.1%	37.9%	100.0%	78.0%	22.0%	100.0%	78.8%	21.2%	100.0%
Segment assets (dollars in millions)	$5,384.4	$47.6	$5,432.0	$5,210.4	$52.9	$5,263.3	$4,601.7	$50.8	$4,652.5

(1) Inter-segment revenues consist of rental payments, interest on deposits and management fees.

Wealth Management Segment Information

(dollars in millions)	December 31, 2020	December 31, 2019
Assets under management, administration, supervision and brokerage	$18,976.5	$16,548.1
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